UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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ProPetro Holding Corp.

(Name of Registrant as Specified In Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

PROPETRO®

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2022

2021 AT A GLANCE
1.4MM	Total Pumping Hydraulic Horsepower (HHP)

0.54	Full Year TRIR

$875MM	Revenue

1500	Employees
TEAMWORK AND COLLABORATION
EXECUTION
CAPITAL DISCIPLINE

ProPetro Holding Corp. (NYSE) is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources.
The Company was founded in 2005. In 2010, management strategically focused the Company’s efforts on establishing a best-in-class hydraulic fracturing platform targeting the Permian Basin. Our fleet has been designed to handle the highest-intensity, most complex hydraulic fracturing jobs.
ProPetro is known today as one of the most efficient and productive pressure pumping companies in the oilfield service industry. By successfully serving some of the largest and most demanding public and private E&P operating companies, we have established ourselves as a premium pressure pumping company.

UNIQUELY POSITIONED FOR SUCCESS

Permian Focus	Blue Chip Customers	Superior Performance	Sustainable Future
Positioned in the low-cost basin with sector leading operating scale	Large drilling inventories and sizeable rig programs	Consistently outperforming the competition on location and efficient Simul-Frac completions partner	Investing in lower emissions equipment to reduce our carbon footprint

Capital Discipline	Safety Culture	Technology	Social & Governance
Strong balance sheet with no debt; disciplined capital allocation and asset deployment	Full year 2021 Total Recordable Incident Rate of 0.54	Focused on technological improvements to optimize our performance	Investing in our community and commitment to strong governance

ProPetro Holding Corp. 1706 S. Midkiff Midland, Texas 79701
Message from Our Executive Chairman

Phillip A. Gobe
Executive Chairman and
Former Chief Executive Officer
Dear Stockholders,
While the continuing effects of the pandemic on our operating environment and supply chains presented challenges over the last year, 2021 was a year of significant accomplishments, driven by our amazing team.
2021 BUSINESS HIGHLIGHTS

•
We improved upon our outstanding performance in 2020, again realizing all-time company high operational efficiencies in 2021, and helping our customers maintain continued out-performance in their respective completions programs.

•
After a record year in 2020, we continued our strong safety performance, achieving a Full Year 2021 Total Recordable Incident Rate (TRIR) of 0.54.

•
Our continued strong performance in these areas following the significant market disruption caused by COVID-19 and the associated oil market downturn is a testament to our dedicated and loyal workforce and culture of excellence.

•
We commenced execution of our strategy to transition legacy Tier II equipment to lower-emissions equipment, including Tier IV Dynamic Gas Blending (DGB) pumping units.

•
We invested in a total of 86 Tier IV DGB pumping units, receiving 36 during 2021 and accelerating certain 2022 planned capital expenditures to mitigate supply chain challenges, thus advancing our ability to receive and commence deployment of the remaining 50 of these strategically important, next-generation assets for our customers into the first half of 2022.

•
We are one of the only companies among our public pressure pumping peers to have zero debt on the balance sheet as of year end 2021.

•
With our debt-free balance sheet and healthy cash position, we have strong liquidity to support further strategic investments as we enter a potential upcycle in 2022.

2021 LEADERSHIP CHANGES
Marking the culmination of our Board of Directors’ comprehensive succession planning process, I left my post as Chairman and Chief Executive Officer effective August 31, 2021 and assumed the Executive Chairman role.
To conclude the orderly transition of our executive leadership team, we made the following additional promotions, which became effective August 31, 2021.
•
Sam Sledge, the Company’s President, was promoted to Chief Executive Officer and he was also appointed to ProPetro’s Board of Directors; and

•
Adam Muñoz, our Chief Operating Officer, was promoted to President and Chief Operating Officer.

Message from Our Executive Chairman

As in the past, our future focus will remain on providing our customers with excellent service quality that is backed by a differentiated team and culture, resulting in long-term value for our stockholders.

Both Sam and Adam are well-deserving of their expanded leadership roles, with each spending the last ten or more years at the Company. During that time they have developed a deep knowledge of the business and have been instrumental in developing our unique culture of teamwork, safety, and excellence.
Effective March 31, 2022, I will step down as Executive Chairman and my employment with the Company will end. Following March 31, 2022, I intend to continue serving the Company as Chairman of the Board. I, along with the full Board, look forward to supporting Sam, Adam and the rest of our talented leadership team and organization as they emphasize the stewardship of our business, while remaining squarely focused on the needs of our customers and stockholders.
LOOKING AHEAD
Notwithstanding the many challenges faced in 2021, we are excited for the opportunities ahead in 2022 as we work to capitalize on our competitive advantages of efficiency and collaboration.
Considering the global recovery in commodity prices, ProPetro is well-positioned to benefit from increasing activity and service pricing in the Permian Basin.
Importantly, we will strive to continue to enhance our efficiencies and leverage our strong customer relationships to implement mutually beneficial new technologies that improve the sustainability of our business. Our team is excited to prove, yet again, its ability to adapt and thrive in all conditions. Along with our customers, supply chain partners and other stakeholders, we look forward to the opportunity to develop our sustainable, efficient and resilient business model.
2022 ANNUAL MEETING
Thank you for your continued support of ProPetro. We look forward to you joining us, in person or virtually, at our annual meeting of stockholders on April 19, 2022.
Sincerely,
Phillip A. Gobe
Executive Chairman and Former Chief Executive Officer
March 7, 2022

ProPetro Holding Corp. 1706 S. Midkiff Midland, Texas 79701
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders,
We cordially invite you to attend the 2022 annual meeting of stockholders of ProPetro Holding Corp.
When
April 19, 2022 10:00 a.m. Central Time
Where
2518 FM 307 Midland, Texas 79706 and http://www.viewproxy.com/propetro/2022
Record Date
Stockholders who owned our common stock at the close of business on February 22, 2022 are entitled to notice of, and to vote at, the annual meeting, or any continuation, postponement or adjournment thereof.

Items of Business

1
Election of nine director nominees to serve for a one-year term

2
Approval, on an advisory basis, of the compensation of our named executive officers

3
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022

4
Transaction of such other business as may properly come before the meeting

How to Vote
YOUR VOTE IS IMPORTANT. We urge you to review the accompanying proxy statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting. You may revoke your proxy if you so desire at any time before it is voted. Have your Notice, proxy card or voting instruction form with your 11-digit control number and follow the instructions.

	INTERNET	TELEPHONE	MOBILE DEVICE	MAIL	AT THE MEETING
REGISTERED HOLDERS	www.AALVote.com/ PUMP, 24/7	Call 1 (866) 804-9616 (toll-free), 24/7	Scan the QR code	Sign, date and mail the proxy card, which you may have received by mail., using the postage-paid envelope provided	Attend the annual meeting and cast your ballot
BENEFICIAL OWNERS (HOLDERS IN STREET NAME)	Follow the instructions provided by your broker, bank or other nominee			Return a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available	To attend the annual meeting, you will need proof of ownership and a legal proxy from your broker, bank or other nominee
DEADLINE	11:59 p.m. Eastern Time on April 18, 2022, if you are a registered holder	If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee
The annual meeting will be a “hybrid meeting,” which means stockholders will have the ability to attend the annual meeting either in-person or remotely. Stockholders will be able to vote and pose questions regardless of how they may choose to attend the meeting. Please be advised that we will monitor any further developments with COVID-19 and the impact on the annual meeting. If we determine that it is not advisable to hold the in-person option for the annual meeting, we will, as promptly as possible, announce details on changes to the annual meeting, including by issuing a press release, posting such information on our website and filing of additional proxy materials with the Securities and Exchange Commission.
A stockholders’ list will be available at our offices at 1706 S. Midkiff, Midland, Texas 79701 for a period of ten days prior to the meeting. We hope that you will be able to attend the meeting in person or virtually.

This proxy statement and our 2021 Annual Report on Form 10-K to stockholders are each available at http://www.viewproxy.com/propetro/2022
By Order of the Board of Directors, Newton W. Wilson III General Counsel and Corporate Secretary March 7, 2022

1	PROXY STATEMENT SUMMARY
6	CORPORATE GOVERNANCE AND BOARD MATTERS
6	Proposal 1―Election of Directors
7	Nominees
12	Director Independence
12	Board Leadership Structure
13	Board of Directors and Risk Oversight
13	Sustainability and ESG Initiatives
14	Communicating with Our Board of Directors
14	Annual Meeting Attendance
15	Compensation Committee Interlocks and Insider Participation
15	Board and Committee Activity and Structure
17	Role of the Board, Compensation Committee and Our Executive Officers
17	Role of External Advisors
18	Director Nominations Process
18	Director Orientation and Education
19	Certain Relationships and Related Party Transactions
20	Director Compensation
21	Non-Employee Director Stock Ownership Guidelines
22	EXECUTIVE OFFICERS
24	EXECUTIVE COMPENSATION
24	Proposal 2―Advisory Vote to Approve Named Executive Officer Compensation
25	Compensation Discussion and Analysis
40	Report of the Compensation Committee
41	Executive Compensation Tables
41	Summary Compensation Table
43	Grants of Plan-Based Awards Table
44	Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
44	Outstanding Equity Awards for Fiscal Year Ended December 31, 2021
46	2021 Options Exercises and Stock Vested
46	Pension Benefits
46	Nonqualified Deferred Compensation
46	Potential Payments Upon Termination or Change in Control
53	CEO Pay Ratio
54	Equity Compensation Plan Information
55	AUDIT MATTERS
55	Proposal 3―Ratification of Appointment of Independent Registered Public Accounting Firm
56	Deloitte & Touche LLP Fees for Fiscal Years 2021 and 2020
56	Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
57	Report of the Audit Committee
58	STOCK OWNERSHIP INFORMATION
58	Security Ownership of Certain Beneficial Owners and Management
60	ADDITIONAL INFORMATION
60	Information about the Annual Meeting and Voting
65	Information about Stockholder Proposals
65	Annual Report on Form 10-K
66	Other Matters

Proxy Statement Summary
The following section is only a summary of key elements of this proxy statement, and is intended to assist you in reviewing this proxy statement in advance of the 2022 annual meeting. This summary does not contain all of the information you should consider, and you are encouraged to read this entire proxy statement before submitting your votes.
2022 Annual Meeting
When	Where	Record Date
April 19, 2022 10:00 a.m. Central Time	2518 FM 307 Midland, Texas 79706 and http://www.viewproxy.com/propetro/2022	February 22, 2022
Voting Agenda	Board Recommendation	For More Information, See Page
1 Election of nine director nominees to serve for a one-year term	FOR each nominee	6
2 Approval, on an advisory basis, of the compensation of our named executive officers (Say-on-Pay)	FOR	24
3 Ratification of the Audit Committee’s selection of Deloitte and Touche LLP as our independent auditors for 2022	FOR	55
4 Transaction of such other business as may properly come before the meeting or any adjournment thereof
Director Nominees
The Board of Directors (the “Board”) has nominated the nine director nominees shown below for a one-year term.
					Committee Memberships
Nominees		Independent	Age	Director Since	Audit	Compensation	Nominating & Corporate Governance
	Spencer D. Armour III		67	2013	*
	Mark S. Berg		63	2019
	Anthony J. Best		72	2018
	Michele Vion		62	2020
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Proxy Statement Summary
					Committee Memberships
Nominees		Independent	Age	Director Since	Audit	Compensation	Nominating & Corporate Governance
	Alan E. Douglas		63	2017	*
	Phillip A. Gobe		69	2019
	G. Larry Lawrence		70	2020	*
	Jack B. Moore		68	2017	*
	Samuel D. Sledge		35	2021
	Meetings in 2021			Board—9	10	6	4
Committee Chair	Committee Member	Executive Chairman of the Board	Lead Independent Director
* Audit Committee financial expert
Corporate Governance Highlights
Corporate Governance Best Practices

Six of our nine directors are independent, including all Committee members

Lead Independent Director, with defined responsibilities

Two of our nine directors are gender or ethnically diverse

Balance of new and experienced directors

Stock ownership guidelines for directors and executives

Annual director self-evaluation and committee assessment to ensure board effectiveness

All directors attended over 75% of 2021 meetings

Regular executive sessions of independent directors

Robust risk oversight

Board review of company’s financial performance, strategy and succession plan

Code of Business Conduct and Ethics

Commitment to Corporate Social Responsibility

PROPETRO 2022 Proxy Statement | 2

Proxy Statement Summary
DIRECTOR ATTRIBUTES
Our nine directors comprise a well-balanced Board.
BOARD EXPERTISE
Director Skills and Experience
Audit and financial reporting	● ● ● ● ● ● ● ● ●	8
Corporate governance and ethics	● ● ● ● ● ● ● ● ●	8
Executive leadership	● ● ● ● ● ● ● ● ●	8
Exploration & Production, energy industry	● ● ● ● ● ● ● ● ●	8
Finance and/or investment experience	● ● ● ● ● ● ● ● ●	8
Human capital management, sustainability, or environmental stewardship	● ● ● ● ● ● ● ● ●	7
Marketing, business development and investor relations	● ● ● ● ● ● ● ● ●	8
Other public company board service	● ● ● ● ● ● ● ● ●	7
Regulatory, government and compliance	● ● ● ● ● ● ● ● ●	6
Risk management	● ● ● ● ● ● ● ● ●	7
Strategic planning and operations	● ● ● ● ● ● ● ● ●	8
Technology, engineering	● ● ● ● ● ● ● ● ●	4
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Proxy Statement Summary
Environmental, Social and Governance Highlights

SUSTAINABLY COMPETING	COMMUNITY INVESTMENT	SAFETY FOCUS
We seek to meet our customers’ needs while also pursuing a consistent, sustainable service solution that will increasingly replace diesel with cleaner burning fuels while utilizing lower emissions power sources for our operations over time.
•
With continued investments in and deployment of Tier IV Dynamic Gas Blending ("DGB"), dual-fuel equipment, we have taken action to enhance our service offerings and reduce the carbon footprint of our operations.

•
We are also focused on the next generation of technology by working with our customers to evaluate strategic investments in electric powered hydraulic fracturing equipment and other pumping innovations in order to efficiently deploy such fleet advancements to the field.

•
We have studied available options for electric fracking fleets and will consider deploying electric fracking fleets in 2022, subject to customer demand.

We aspire to play a role in shaping the future of the Permian Basin by:
•
investing in education,

•
donating to first responders and veterans,

•
supporting health and wellness related organizations, and

•
focusing on charities that support local children.

We do this through various charities and other organizations that are heavily involved in the Permian Basin communities. Our employees created the P.U.M.P. ("Positive United Morale Partners") committee to drive their humanitarian endeavors through:
•
wellness events,

•
quarterly blood drives,

•
Thanksgiving meal drives,

•
school supply donation drives, and

•
Habitat for Humanity building projects.

Our safety record substantiates the close collaboration between our customers and our employees in completing each job safely. We pride ourselves on our commitment to safety and our commitment to each other, which we demonstrate and support through operational initiatives like our:
•
dedicated heavy haul team to reduce driving hazards,

•
culture of training, accountability, and consistent improvement, and

•
long-term relationships with teammates, customers and stakeholders.

2021 Performance Highlights
During 2021, we improved upon our outstanding performance in 2020, again realizing all-time company high operational efficiencies in 2021, helping our customers maintain continued out-performance in their completions programs. We generated $875 milion in revenue and $155 million of operating cash flow. Our operations continue to be focused almost entirely in the Permian Basin, where our pressure pumping footprint exists. Our team was able to accomplish these achievements amid dynamic market conditions while demand increased throughout most of the year. As a result, the Company averaged 12.4 effectively utilized fleets in 2021. Despite the volatility in commodity prices and completions activity, the Company maintained high levels of service quality and safety performance throughout the year. These achievements are a function of our employees’ commitment to excellence in efficient operations and safety.
$875MM	$155MM
Total Revenue	Net Cash Provided by Operating Activities
0.54	12.4
2021 Full-Year TRIR	Effectively Utilized Fleets
PROPETRO 2022 Proxy Statement | 4

Proxy Statement Summary
Successful Execution of Our Leadership Succession Plan
PHILLIP A. GOBE	SAMUEL D. SLEDGE	ADAM MUÑOZ
Executive Chairman of the Board and Former Chief Executive Officer	Chief Executive Officer	President and Chief Operating Officer
As described in more detail in the Compensation Discussion and Analysis, below, the Board’s succession planning came to fruition on August 31, 2021 when Samuel D. Sledge was appointed as Chief Executive Officer and Adam Muñoz was appointed as President and Chief Operating Officer of the Company. In order to ensure a smooth transition of the role, Phillip Gobe, who preceded Mr. Sledge as Chief Executive Officer and Chairman of the Board, will continue to support the Company and Mr. Sledge in the role of Executive Chairman of the Board until March 31, 2022. Thereafter, Mr. Gobe is expected to continue his service with the Company as the non-executive Chairman of the Board. Messrs. Sledge and Muñoz have each spent the last ten or more years at the Company during which time they have developed a deep knowledge of the business and our unique culture of teamwork.
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Corporate Governance and Board Matters
Proposal 1—Election of Directors

At the 2022 annual meeting, nine directors are to be elected. All nominees are currently directors. Each director is to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. Directors hold office until their successors have been elected or qualified or until their earlier death, resignation, removal or disqualification.
The nominees have consented to being nominated and have expressed their intention to serve if elected. We believe that the nominees possess the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes for the nominees in their biographies below. We have no reason to believe that the nominees will be unable to serve if elected to office, and, to our knowledge, the nominees intend to serve the entire term for which election is sought. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting.
In 2018, we entered into an investor rights agreement (the “Investor Rights Agreement”) with an affiliate of Pioneer Natural Resources Company (“Pioneer”) that provides Pioneer certain rights to designate nominees for election to the Board. Under the Investor Rights Agreement, Pioneer was granted:
(i)
the one-time right to designate an independent director to the Board and

(ii)
the right to designate a non-independent director to the Board for so long as a certain affiliate of Pioneer owns 5% or more of our outstanding common stock.

Pioneer has designated Mark S. Berg as the non-independent director and has no further rights to designate an independent director to the Board.
VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nine nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
The Board of Directors unanimously recommends a vote FOR the election of each of the nine director nominees named below.
PROPETRO 2022 Proxy Statement | 6

Corporate Governance and Board Matters
Nominees
All of the current members of the Board are listed in the following table, and certain information concerning those directors follows the table:
				ProPetro Board Committees
Name	Age	Director since	Independent	Audit	Compensation	Nominating & Corporate Governance
Phillip A. Gobe(1)	69	2019
Samuel D. Sledge(2)	35	2021
Spencer D. Armour III	67	2013		*
Mark S. Berg	63	2019
Anthony J. Best(3)	72	2018
Michele Vion	62	2020
Alan E. Douglas	63	2017		*
G. Larry Lawrence	70	2020		*
Jack B. Moore	68	2017		*
Number of Meetings in 2021		Board―9		10	6	4
Committee Chair	Committee Member
* Audit Committee financial expert

(1)
Executive Chairman of the Board

(2)
Chief Executive Officer

(3)
Lead Independent Director

PHILLIP A. GOBE
Phillip A. Gobe began serving as our Chairman of the Board in July of 2019 and as Executive Chairman in October 2019. Mr. Gobe was appointed as our Chief Executive Officer on March 13, 2020 and served in that role until August 31, 2021, at which point he was re-appointed as Executive Chairman. Mr. Gobe will step down as Executive Chairman on March 31, 2022, and will continue serving the Company as Chairman of the Board. Mr. Gobe has served as a director of Pioneer since July 2014. Mr. Gobe also serves as a director of Pantheon Resources plc and previously served as a director of Scientific Drilling International and Pioneer Southwest Energy Partners L.P. Mr. Gobe joined Energy Partners, Ltd. as Chief Operating Officer in December 2004 and became President in May 2005, and served in those capacities until his retirement in September 2007. Mr. Gobe also served as a director of Energy Partners, Ltd. from November 2005 until May 2008. Prior to that, Mr. Gobe served as Chief Operating Officer of Nuevo Energy Company from February 2001 until its acquisition by Plains Exploration & Production Company in May 2004. Prior to that time, he held numerous operations and human resources positions with Vastar Resources, Inc. and Atlantic Richfield Company and its subsidiaries. Mr. Gobe has a Bachelor of Arts degree from The University of Texas and a Master of Business Administration degree from the University of Louisiana in Lafayette. Mr. Gobe’s extensive experience in the energy industry, including service as a director to public corporations in the industry, makes him well suited to serve as Executive Chairman.

AGE 69 EXECUTIVE CHAIRMAN OF THE BOARD DIRECTOR AND CHAIRMAN OF THE BOARD since July 2019
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Corporate Governance and Board Matters
SAMUEL D. SLEDGE
Samuel D. Sledge has served as our Chief Executive Officer and as a member of our Board since August 31, 2021. Mr. Sledge previously served as the Company’s President from April 2021 to August 2021, and prior to that, he served as Chief Strategy and Administrative Officer beginning in March 2020. Mr. Sledge has significant experience with ProPetro having joined the Company in 2011. Mr. Sledge has served in various capacities throughout his tenure such as a Frac Technical Specialist and Technical Operations Manager where his duties included quality control, planning and logistics, and the development of the engineering program. Mr. Sledge has also served as the Vice President of Finance, Corporate Development, and Investor Relations where his responsibilities included financial planning and analysis, strategic initiatives and investor relations. Mr. Sledge received a Bachelor of Business Administration and a Masters of Business Administration from Baylor University. We believe Mr. Sledge’s experience in the energy industry and his significant experience in management roles at the Company make him well suited to serve as a director.

AGE 35 CEO AND DIRECTOR since August 31, 2021
SPENCER D. ARMOUR III
Spencer D. Armour III has served as a member of our Board since February 2013. Mr. Armour has over 30 years of executive and entrepreneurial experience in the energy services industry. Mr. Armour served as President of PT Petroleum LLC in Midland, Texas from 2011 to 2018. He was the Vice President of Corporate Development for Basic Energy Services, Inc. from 2007 to 2008, which acquired Sledge Drilling Corp., a company Mr. Armour co-founded and served as Chief Executive Officer from 2005 to 2006. From 1998 through 2005, he served as Executive Vice President of Patterson-UTI Energy, Inc., which acquired Lone Star Mud, Inc., a company Mr. Armour founded and served as President from 1986 to 1997. Mr. Armour also served on the board of Patterson-UTI Energy, Inc. from 1999 to 2001. He currently serves on the board of Viper Energy Partners, LP and the board of CES Energy Solutions Corp and is a partner at Geneses Investments. Mr. Armour received a B.S. in Economics from the University of Houston in 1977 and served on the University of Houston System Board of Regents from 2011 until 2018. We believe that Mr. Armour’s extensive experience in the energy services industry and his deep knowledge of industry dynamics within the Permian Basin make him well suited to serve as a director.

AGE 67 DIRECTOR since February 2013 INDEPENDENT DIRECTOR since March 2020 COMMITTEES • Nominating and Corporate Governance
PROPETRO 2022 Proxy Statement | 8

Corporate Governance and Board Matters
MARK S. BERG
Mark. S. Berg has served as a member of our Board since February 2019, and he was appointed to the Board by Pioneer pursuant to the Investor Rights Agreement. Mr. Berg currently serves as the Executive Vice President, Corporate Operations for Pioneer, where he serves on the Management Committee and oversees Business Development, Land, Water Management and Well Services, Government Affairs and Corporate Communications, Environmental and Sustainable Development and Facilities. Mr. Berg has fifteen years of experience with Pioneer in various roles, including as Executive Vice President & General Counsel from April 2005 to January 2014, Executive Vice President, Corporate from January 2014 to August 2015, and as Executive Vice President, Corporate/Vertically Integrated Operations until assuming his current role. He began his career in 1983 with the Houston-based law firm Vinson & Elkins L.L.P. and served as a partner from 1990 through 1997. He served as Executive Vice President, General Counsel and Secretary of American General Corporation, a Fortune 200 diversified financial services company, from 1997 through 2001. Subsequent to the sale of American General to American International Group, Mr. Berg was appointed Senior Vice President, General Counsel and Secretary of Hanover Compressor Company, a NYSE company specializing in natural gas compression and processing. Mr. Berg received his Juris Doctor, with honors, from The University of Texas School of Law, and graduated magna cum laude and Phi Beta Kappa with a Bachelor of Arts in Public Policy from Tulane University. Mr. Berg served as a member of the board of directors of HighPoint Resources Corporation from March 2018 to June 2020. We believe that Mr. Berg’s experience in significant management roles with Pioneer and his broad experience in the energy industry make him well suited to serve as a director.

AGE 63 DIRECTOR since February 2019 Mr. Berg was appointed to the Board by Pioneer pursuant to the Investor Rights Agreement
ANTHONY J. BEST
Anthony J. Best has served as a member of our Board since January 2018 and was elected to serve as Lead Independent Director in October 2019. Mr. Best has over 40 years of experience in the energy industry. Mr. Best is currently the Chairman of the board of Newpark Resources. He was formerly a senior advisor with Quantum Energy Partners (“Quantum”) from August 2015 to February 2022. Prior to joining Quantum, Mr. Best served in various roles with SM Energy Company, an oil and gas exploration company, commencing in 2006 as its President and Chief Operating Officer, and as its Chief Executive Officer from February 2007 through January 2015. From 2003 to 2005, Mr. Best served as President and Chief Executive Officer of Pure Resources, Inc., a Unocal development and exploration company. From 2000 to 2003, Mr. Best served as an independent consultant offering leadership and oil and gas consultation to energy companies and volunteer organizations, and from 1979 through 2000, Mr. Best served in various roles of increasing responsibility at Atlantic Richfield Company, culminating in the position of President, ARCO Latin America. Mr. Best holds a Master of Science in Engineering Management degree from the University of Alaska and a Bachelor of Science degree in Mechanical Engineering from Texas A&M University. Prior to beginning his business career, Mr. Best served five years as an engineering officer in the United States Air Force. We believe that Mr. Best’s experience in significant management roles with companies operating in the Permian Basin and his broad experience in the energy industry make him well suited to serve as a director.

AGE 72 INDEPENDENT DIRECTOR since January 2018 LEAD INDEPENDENT DIRECTOR since October 2019 COMMITTEES • Audit (Chair) • Compensation
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Corporate Governance and Board Matters
ALAN E. DOUGLAS
Alan E. Douglas became a member of our board of directors in March 2017. Mr. Douglas is a partner in the accounting firm Whitley Penn. Whitley Penn recently acquired the firm of Johnson, Miller & Co. where Mr. Douglas worked for over twenty-five years. Mr. Douglas is a Certified Public Accountant with over thirty-five years of experience in accounting and audit activities. Prior to joining Johnson, Miller & Co., Mr. Douglas was a Certified Public Accountant at KPMG for twelve years. Mr. Douglas received a Bachelor of Business Administration in Accounting from Texas Tech University. We believe that Mr. Douglas’s extensive accounting and auditing experience make him well suited to serve as a director.

AGE 63 INDEPENDENT DIRECTOR since March 2017 COMMITTEES • Audit • Nominating and Corporate Governance
G. LARRY LAWRENCE
G. Larry Lawrence was appointed to our Board in December 2020. Mr. Lawrence previously served as Audit Committee Chair of Legacy Reserves, LP’s Board of Directors, a role he held from 2006 to 2019. Mr. Lawrence currently serves as the interim Chief Financial Officer of Natural Gas Services Group, a natural gas compression equipment provider, where he previously served as Chief Financial Officer for nine years. He previously served as Chief Financial Officer for Lynx Operating Co. Inc., an oil and gas exploration company, for three years and as Chief Financial Officer for Pure Resources, Inc., an oil and gas exploration and production company, for two years. He has also held finance and management consulting positions for Parson Group, Atlantic Richfield Company and Crescent Consulting. Mr. Lawrence earned his bachelor’s degree with an accounting major from Dillard University in New Orleans. We believe that Mr. Lawrence’s broad experience in the energy industry, including his service as a director and executive officer with various companies, makes him well suited to serve as a director.

AGE 70 INDEPENDENT DIRECTOR since December 2020 COMMITTEES • Audit
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JACK B. MOORE
Jack B. Moore has served as a member of our Board since March 2017. Mr. Moore most recently served as President and Chief Executive Officer of Cameron International Corporation (“Cameron”), an oil and gas industry equipment manufacturer and provider, from April 2008 to October 2015 and served as Chairman of the Board of Cameron from May 2011 until it was acquired by Schlumberger in April 2016. Prior to his employment with Cameron, Mr. Moore various management positions at Baker Hughes Incorporated, where he was employed for 23 years. Mr. Moore currently serves on the board of directors of Occidental Petroleum Corporation, KBR Inc., and the University of Houston System Board of Regents. Mr. Moore previously served on the board of the American Petroleum Institute, the National Ocean Industries Association, Rowan Companies plc and the Petroleum Equipment Suppliers Association. Mr. Moore received a Bachelor of Business Administration from the University of Houston and attended the Advanced Management Program at Harvard Business School. We believe that Mr. Moore’s wealth of experience in the oilfield service sector, including service as a director and executive officer to various public corporations in the sector, makes him well suited to serve as a director.

AGE 68 INDEPENDENT DIRECTOR since March 2017 COMMITTEES • Compensation • Nominating and Corporate Governance (Chair)
MICHELE VION
Michele Vion was appointed to our Board in February 2020. Ms. Vion previously served as Vice President, Human Resources at HighPoint Resources Corporation, a successor to the Bill Barrett Corporation, an oil and gas exploration and production company, from August 2010 to September 2019. Ms. Vion was previously employed at Level 3 Communications, Inc., an international communications company, starting in 2006 and ultimately as Group Vice President of Human Resources up to January 2010. Ms. Vion also previously served as Vice President of Human Resources for Sun Microsystems, Inc., a computer networking company, for seven years. She also previously held senior human resource and client account management positions at Prudential Financial, Inc., an insurance and investment management company and JP Morgan, a global financial services firm. Prior to joining JP Morgan, Ms. Vion served in an accounting position as a Regional Controller for the Eastern Region at Sony Corporation of America. Ms. Vion also served on the board and as Chair of the Compensation Committee and as member of the Audit Committee and Nominating and Corporate Governance Committee of Callidus Software Inc., a publicly-traded cloud-based software company, from 2005 to 2016. Ms. Vion has served as a director of Boingo Wireless Inc., a publicly-traded Wi-Fi company, since December 2018, and currently serves as Chair of the Compensation Committee and as a member of the Audit Committee. Ms. Vion holds a B.A. in East Asian Studies and Economics from Wesleyan University, has attended Stanford University’s Director’s College and participated in the Financial Times’ Director Exchange. We believe that Ms. Vion is well suited to serve as a director based on her executive leadership experience in human resources and accounting and public company board and committee experience.

AGE 62 INDEPENDENT DIRECTOR since February 2020 COMMITTEES • Compensation (Chair) • Nominating and Corporate Governance
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Director Independence

The majority of the members of the Board at any given time must qualify as “independent” under the rules of the NYSE.
Our Board has undertaken a review of the independence of each of our director nominees and has affirmatively determined that each of Messrs. Armour, Best, Douglas, Lawrence and Moore and Ms. Vion are “independent,” as defined by the NYSE rules. Under the NYSE rules, a director can be independent only if (a) the director does not trigger a categorical bar to independence and (b) our Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).

Based on information provided by the director nominees concerning their background, employment and affiliations, our Board has determined that these directors do not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In making this determination, our Board considered the current and prior relationships that each of the directors has with us, and all other facts and circumstances our Board deemed relevant in determining independence, including any beneficial ownership of our capital stock by each of the directors.
Board Leadership Structure
PHILLIP A. GOBE	SAMUEL D. SLEDGE	ANTHONY J. BEST
Executive Chairman of the Board (and Former Chief Executive Officer)	Chief Executive Officer since August 31, 2021	Lead Independent Director since October 2019
Our Board has adopted our Corporate Governance Guidelines, which are available on our website, www.propetroservices.com, in the “Corporate Governance” subsection of the “Investors” section. Our Corporate Governance Guidelines provide that if the Chairman of the Board is a member of management or does not otherwise qualify as independent, the independent directors may elect a lead independent director. Our Board believes it is important to retain the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be separated or combined depending on the circumstances and changing needs of the Company from time to time.
While our Board has previously combined the roles of Chairman and Chief Executive Officer, at present, the Board has chosen to separate the positions of Chairman and Chief Executive Officer. The Board believes this structure enhances corporate governance and allows each of our Chairman and Chief Executive Officer to remain focused on their distinct roles, which, for the Chairman, primarily involves Board and corporate governance and, for the Chief Executive Officer, primarily involves day-to-day management leadership and implementing our corporate strategy.
Although the roles of Chairman and Chief Executive Officer are currently separated, the Chairman is a member of management. As such, the Board believes the role of Lead Independent Director enhances independent oversight of the Company and that Mr. Best should continue to serve as the Lead Independent Director. In this capacity Mr. Best provides, in conjunction with the Chairman, leadership and guidance to the Board. The Lead Independent Director responsibilities are as follows:
•
Preside over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors

•
Approve Board meeting schedules and agendas

•
Act as the liaison between the independent directors and the Chairman of the Board

•
Communicate the Chief Executive Officer’s annual evaluation and compensation, after approval of the Compensation Committee

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Corporate Governance and Board Matters
Interested parties who wish to communicate with the Board, its committees, the Chairman, the Lead Independent Director or any other individual director should follow the procedures described below under “Communication with our Board of Directors.”
To facilitate candid discussion among the Company’s directors, the non-management directors meet at regularly scheduled executive sessions presided over by our Lead Independent Director. In addition, at least once a year, the non-management directors who are independent under NYSE listing standards meet in executive session in conjunction with a regular board meeting.
Board of Directors and Risk Oversight
In the normal course of business, we are exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates, political risks and credit and investment risks. The Board oversees our strategic direction and in doing so considers the potential rewards and risks of our business opportunities and challenges and monitors the development and management of risks that impact our strategic goals. The Audit Committee assists the Board in fulfilling its oversight responsibilities by monitoring the effectiveness of our systems of financial reporting, auditing, internal controls and legal and regulatory compliance. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Compensation Committee assists the Board in fulfilling its oversight responsibilities by overseeing our compensation policies and practices. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Sustainability and ESG Initiatives
At ProPetro, our fundamental policy is to conduct business with honesty and integrity in accordance with the highest legal and ethical standards, along with a daily focus on safety and quality. We believe this is critical to our long-term success. In 2021, the Company took steps to strategically enhance our environmental, social and governance (“ESG”) initiatives. We amended the charter of our Nominating and Corporate Governance Committee to vest it with the responsibility to oversee the Company’s ESG strategy and significant sustainability initiatives. Additionally, the Company established a cross-functional ESG Working Group with sponsorship by the Company’s executive management and representation across our operating and support functions. The ESG Working Group is charged with providing leadership and fostering a culture that aligns the Company’s business strategy and sustainability initiatives. We believe that the future of the oilfield is a cohesive and more environmentally friendly supply chain, which allows E&P and oilfield service companies to produce hydrocarbons in the safest and most efficient manner possible. We believe our services play a vital role in the broader energy value chain by meaningfully contributing to the delivery of low-cost, dependable energy to end users and that our ESG initiatives will enable us to continue to do so for years to come.
As part of our ESG initiatives, we aim to reduce the overall environmental impact of our services by focusing on flawless execution and superior service quality. We believe that a lower emissions profile is not only vital to aid in our competitiveness, but it is also a crucial component in developing the innovative tools necessary to support our customers’ efforts to be capital efficient while respecting the communities in which we work. We seek to meet our customers’ needs while also pursuing a consistent, sustainable service solution that will increasingly replace diesel with cleaner burning fuels while utilizing lower emissions power sources for our operations over time. With continued, significant investments in Tier IV Dynamic Gas Blending (“DGB”), dual-fuel equipment, we have taken action to enhance our service offerings and reduce the carbon footprint of our operations. Integrating cleaner burning fuel sources, such as natural gas, is an important steppingstone to optimize fuel consumption on our worksites. To better understand the emissions resulting from our operations, in 2021, the ESG Working Group commenced an emissions study. This work will continue into 2022 and will lay the foundation for guiding our strategy and assessing our performance in the years to come. We are also focused on the next generation of technology by working with our customers to evaluate strategic investments in electric powered hydraulic fracturing equipment and other pumping innovations to efficiently deploy such fleet advancements to the field. While substantial capital investments in new fleet technology must be commercially supported by our customers, our efforts in evaluation and testing are designed to ensure ProPetro is positioned to support an effective implementation of such new technologies at the appropriate time.
We also seek to give back to the area where we live and work by providing employment and supporting and encouraging our employees to commit to safety and investing in our community. We aspire to play a role in shaping
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the future of the Permian Basin by investing in education, donating to first responders and veterans, supporting health and wellness related organizations, and focusing on charities that support local children. We do this through various charities and other organizations that are heavily involved in the Permian Basin communities. Our employees created the P.U.M.P. (“Positive United Morale Partners”) committee to drive their humanitarian endeavors through wellness events, quarterly blood drives, Thanksgiving meal drives, school supply donation drives, and Habitat for Humanity building projects. Our safety record substantiates the close collaboration between our customers and our employees in completing each job safely. We pride ourselves on our commitment to safety and our commitment to each other, which we demonstrate and support through operational initiatives like our dedicated heavy haul team to reduce driving hazards; our culture of training, accountability, and consistent improvement; and our long-term relationships with teammates, customers and stakeholders.
Additional information and updates regarding our sustainability and ESG initiatives can be found under the “Sustainability” tab of our website at www.propetroservices.com.
Communicating with Our Board of Directors
Stockholders and other interested parties may communicate with our Board by writing to:
ProPetro Holding Corp. Attention: General Counsel and Corporate Secretary P.O. Box 873 Midland, Texas 79702
Stockholders may submit their communications to the Board, the independent directors, any committee of the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Stockholder Communication with Directors” and clearly identifying the intended recipient(s) of the communication.
Our General Counsel and Corporate Secretary will review each communication and will forward the communication, as expeditiously as reasonably practicable, to the addressees if:
(1)
the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and

(2)
the communication falls within the scope of matters generally considered by the Board.

To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, our General Counsel and Corporate Secretary may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.
Information may be submitted confidentially and anonymously. However, the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation against any person for asking questions or making good faith reports of possible violations of law, our policies or our Code of Ethics & Conduct.
Annual Meeting Attendance
While the Company does not have a specific policy about director attendance at annual meetings of stockholders, all directors are expected to attend meetings of the Board (and any committees thereof on which they serve) either in person or telephonically unless exigencies prevent them from attending. Each incumbent director attended at least 75% of the aggregate of  (1) the total number of meetings of the Board (held during the period for which he or she has been a director) and (2) the total number of meetings of committees of the Board on which he or she served (during the periods that he or she served). Our non-employee directors meet at regularly scheduled executive sessions presided over by our Lead Independent Director. Additionally, our independent directors meet at least once a year without members of management or non-independent directors present. All of our directors who were members of the Board at the time of our 2021 annual meeting of stockholders attended the meeting.
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Corporate Governance and Board Matters
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2021, the Compensation Committee was comprised of Ms. Vion and
Messrs. Moore and Best. Ms. Vion serves as committee chair. No executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Board and Committee Activity and Structure
Our Board is governed by our certificate of incorporation, bylaws, the Investor Rights Agreement, charters of the standing committees of the Board and the laws of the State of Delaware.
On December 31, 2018, we entered into the Investor Rights Agreement with an affiliate of Pioneer. The Investor Rights Agreement provides that Pioneer was granted:
(i)
the one-time right to designate an independent director to the Board and

(ii)
the right to designate a non-independent director to the Board for so long as Pioneer owns 5% or more of the Company’s outstanding common stock.

Pioneer has designated Mark S. Berg as the non-independent director and has no further rights to designate an independent director to the Board.
During 2021, our Board held nine meetings. There are currently three standing committees of the Board:
•
the Audit Committee,

•
the Compensation Committee, and

•
the Nominating and Corporate Governance Committee.

Members serve on these committees until their resignation or until as otherwise determined by our Board. The composition of the Board committees complies with the applicable rules of the NYSE and applicable law. Our Board has adopted a written charter for each of the standing committees, which can be found in the “Corporate Governance” subsection of the “Investors” section of our website at www.propetroservices.com.
In addition to the above governing documents, our Code of Ethics & Conduct that applies to all of our employees, as well as each member of the Board, can also be found in the “Corporate Governance” subsection of the “Investors” section of our website at www.propetroservices.com. The composition and responsibilities of each of the standing committees of our Board are as follows:
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AUDIT COMMITTEE
MEETINGS IN 2021: 10
KEY RESPONSIBILITIES
Our Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent registered public accounting firm.
The oversight of our independent public accounting firm includes:
•
reviewing the plans and results of the audit engagement with the firm,

•
approving any additional professional services provided by the firm, and

•
reviewing the independence of the firm.
The Audit Committee is also responsible for discussing the effectiveness of the internal controls over financial reporting with our independent registered public accounting firm and relevant financial management.

REPORT
The Report of our Audit Committee appears on page 57 of this proxy statement.

MEMBERS

Anthony J. Best, Chair	Alan E. Douglas	G. Larry Lawrence

During the year ended December 31, 2021, the members of the Audit Committee were Messrs. Best, Douglas and Lawrence. The Audit Committee is presently comprised of Messrs. Best, Douglas and Lawrence, with Mr. Best serving as committee chair.
QUALIFICATIONS
Our Audit Committee is comprised solely of “independent” directors, as defined under and required by the NYSE rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board has determined that each of Messrs. Armour, Douglas, Lawrence and Moore qualify as an “audit committee financial expert,” as defined by the rules under the Exchange Act.

COMPENSATION COMMITTEE
MEETINGS IN 2021: 6
KEY RESPONSIBILITIES
The Compensation Committee is responsible for, among other things, overseeing the discharge of the responsibilities of the Board relating to compensation of the Company’s officers and directors and reviewing the succession planning strategies of the Company.
In carrying out these responsibilities, the Compensation Committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders.
REPORT
The Report of our Compensation Committee appears on
page 40 of this proxy statement.

MEMBERS

Michele Vion, Chair	Anthony J. Best	Jack B. Moore

During the year ended December 31, 2021, the members of the Compensation Committee, were Messrs. Best and Moore and Ms. Vion, with Ms. Vion serving as committee chair. The Compensation Committee is presently comprised of Messrs. Best and Moore and Ms. Vion.
QUALIFICATIONS
Our Compensation Committee consists solely of “independent” directors, as defined under and required by the NYSE rules and “non-employee directors” under Section 16 of the Exchange Act.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
MEETINGS IN 2021: 4
KEY RESPONSIBILITIES
The Nominating and Corporate Governance Committee is responsible for, among other things:
•
identifying individuals qualified to become Board members;

•
selecting or recommending director nominees for each election of directors to the Board;

•
developing and recommending criteria for selecting qualified director candidates to the Board;

•
considering committee member qualifications, appointments and removals;

•
recommending corporate governance principles, codes of conduct and compliance mechanisms;

•
providing oversight in the evaluation of the Board and each committee thereof;

•
overseeing our ESG initiatives; and

•
developing an appropriate succession plan for our chief executive officer pursuant to our Corporate Governance Guidelines.

MEMBERS

Jack B. Moore, Chair	Spencer D. Armour III	Alan E. Douglas	Michele Vion

During the year ended December 31, 2021, the members of the Nominating and Corporate Governance Committee were Messrs. Armour, Douglas and Moore and Ms. Vion, with Mr. Moore serving as committee chair. The Nominating and Corporate Governance Committee is presently comprised of Messrs. Armour, Douglas and Moore and Ms. Vion.
QUALIFICATIONS
Our Nominating and Corporate Governance Committee consists solely of  “independent” directors, as defined under and required by the NYSE rules.

Role of the Board, Compensation Committee and Our Executive Officers
Executive compensation decisions are typically made on an annual basis by the Compensation Committee with input from our Chief Executive Officer. Specifically, after reviewing relevant market data and surveys within our industry, our Chief Executive Officer typically provides recommendations to the Compensation Committee regarding the compensation levels for our existing named executive officers and our executive compensation program as a whole. Our Chief Executive Officer generally attends all Compensation Committee meetings. After considering these recommendations, the Compensation Committee typically meets in executive session and adjusts base salary levels and non-equity award targets. In addition, the Compensation Committee determines the achievement of non-equity Incentive Award Plan metrics and the amount of equity awards from the Incentive Award Plan to be granted to each of our named executive officers. In making executive compensation recommendations, our Chief Executive Officer considers each named executive officer’s performance during the year, the Company’s performance during the year, as well as comparable company compensation levels. While the Compensation Committee gives considerable weight to our Chief Executive Officer’s recommendations on compensation matters, the Compensation Committee has the final decision-making authority on all executive compensation matters.
Role of External Advisors
The Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) in 2021 to assist the Compensation Committee and the Board in evaluating, designing and implementing compensation practices. For the year ended December 31, 2021, Pearl Meyer received $231,741 for the services they provided to our Compensation Committee.
The Compensation Committee reviews and assesses the independence and performance of its executive compensation consultant in accordance with applicable SEC and NYSE rules and regulations on an annual basis to confirm that the consultant is independent and meets all applicable statutory and regulatory requirements.
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Director Nominations Process
The Nominating and Corporate Governance Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Nominating and Corporate Governance Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board. This assessment includes an evaluation of the nominee’s judgment and skills, such as experience at a strategy/policy setting level, financial sophistication, leadership and objectivity, all in the context of the perceived needs of the Board at that point in time. One of the director nominees, Mr. Berg, was not recommended for nomination by the Nominating and Corporate Governance Committee but rather was appointed pursuant to the Investor Rights Agreement.
In February 2019, the Board amended our Corporate Governance Guidelines to specifically take the diversity of a potential director nominee’s gender, race and ethnicity into account when considering candidates for the Board, and the Nominating and Corporate Governance Committee and the Board are committed to increasing Board diversity. Our Board believes that at a minimum all members of the Board should have the highest professional and personal ethics and values. In addition, each member of the Board must be committed to increasing stockholder value and should have enough time to carry out his or her responsibilities as a member of the Board.
Our Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to:
The Nominating and Corporate Governance Committee ProPetro Holding Corp. c/o General Counsel and Corporate Secretary P.O. Box 873 Midland, Texas 79702
In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Director Orientation and Education
We provide each new director with an orientation that consists of meeting with senior management and others on our business operations, strategic plans, significant accounting and risk management issues, corporate governance, compliance, and key policies and practices.
The orientation sessions are tailored to the particular director depending on their orientation needs and generally include an overview of board fiduciary duties, board independence and public company reporting requirements. New directors are also provided the most recent reports presented to the Board and its committees by management and external advisors.
Each director is expected to participate in continuing educational programs as necessary to maintain the expertise necessary to perform his or her responsibilities as a director. In this regard, from time to time we provide pertinent articles, white papers and information relating to our business, financial affairs, risks, competitors, corporate governance, areas of focus in shareholder activism, ESG trends, proxy advisory firm ratings, and changes in legal and regulatory issues.
We may also coordinate training and educational sessions for directors from outside experts and provide directors with tours of our facilities from time to time.
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Certain Relationships and Related Party Transactions
RELATED PARTY TRANSACTIONS

Operations and Maintenance Yards
The Company also rents five yards from South Midkiff Partners, LLC, an entity partially owned by Spencer D. Armour III (a director) and David Sledge, the father of Sam Sledge, our Chief Executive Officer. Total annual rent expense for each of the five yards was approximately $0.03 million, $0.03 million, $0.1 million, $0.1 million, and $0.2 million, respectively.

Transportation and Equipment Rental
Adam Muñoz, our President and Chief Operating Officer, also has a family relationship with an employee of J&M Burns Transportation, an entity that provides transportation services to the Company. The employee receives a portion of his compensation from J&M Burns Transportation based on the amount of services sold by him to customers, including the Company. The Company incurred approximately $35.9 million in expense for the year ended December 31, 2021 for services provided to the Company by J&M Burns Transportation.

Executive Officer Family Members
J. Oscar Dominguez is our Vice President of Frac Technical Services and the father-in-law of Adam Muñoz. Mr. Dominguez received total compensation of approximately $788,000 for his services for the year ended December 31, 2021 (including $610,000 cash compensation and $178,000 non-cash equity compensation).
Oscar M. Dominguez is our Vice President of Frac Operations and the brother-in-law of Adam Muñoz. Mr. Dominguez received total compensation of approximately $948,000 for his services for the year ended December 31, 2021 (including $761,000 cash compensation and $187,000 non-cash equity compensation).
Roger Dominguez is our Supply Chain Logistics Manager and the brother-in-law of Adam Muñoz. Mr. Dominguez received total compensation of approximately $230,000 for his services for the year ended December 31, 2021 (including $203,000 cash compensation and $27,000 non-cash equity compensation).

Pioneer
On December 31, 2018, we consummated the purchase of certain pressure pumping assets and real property in connection with the Pioneer Pressure Pumping Acquisition. In connection with the consummation of the Pioneer Pressure Pumping Acquisition and effective January 1, 2019, we became a long-term service provider to Pioneer, providing pressure pumping and related services for a term of up to 10 years. Revenue from services provided to Pioneer (including idle fees) accounted for approximately $473.8 million during the year ended December 31, 2021.
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates, among others, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to the Audit Committee chair any such related person transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the extent of the related party’s interest in the transaction and the conflicts of interest and corporate opportunity provisions of our
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Corporate Governance and Board Matters
certificate of incorporation. If we should discover related person transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, revision or termination of such transaction.
Director Compensation
Our Amended and Restated ProPetro Holding Corp. Non-Employee Director Compensation Policy (the “Director Compensation Policy”) provides that each eligible non-employee director receives the following:
All equity retainers consist of awards of restricted stock units (“RSUs”) that will vest in full on the earliest to occur of: (i) the first anniversary of the grant date, (ii) the day immediately preceding the first annual meeting of stockholders following the grant date, and (iii) the occurrence of a Change in Control, subject, in each case, to continuous service through the applicable vesting date.
The portion of the annual equity retainer that would have vested in the year following a non-employee director’s separation from service due to his or her death or disability will vest upon such separation from service. All annual retainers are pro-rated based on days of service for non-employee directors who join the Board during the applicable calendar year. The members of the Board are also entitled to reimbursement of expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy.
On July 26, 2021, after consulting with Pearl Meyer regarding market practices and the levels of compensation paid by companies with which we compete for director talent, we amended the Director Compensation Policy to increase the annual cash retainer from $70,000 to $90,000 beginning in the fourth quarter of 2021.
The following table summarizes the compensation paid for services provided by our non-employee directors during 2021.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Spencer D. Armour III	75,000	139,997	214,997
Mark S. Berg(3)	―	―	―
Anthony J. Best	110,000	139,997	249,997
Alan E. Douglas	75,000	139,997	214,997
G. Larry Lawrence	75,000	139,997	214,997
Jack B. Moore	85,000	139,997	224,997
Michele Vion	90,000	139,997	229,997

(1)
Reflects annual cash retainer payments made pursuant to the Director Compensation Policy.

(2)
Reflects the grant date fair value of restricted stock units, or “RSU”, awards on the date of grant computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 11 to the Consolidated Financial Statements included in our 2021 Annual Report on
Form 10-K.

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Corporate Governance and Board Matters
The following table sets forth the aggregate number of outstanding stock awards and the aggregate number of outstanding stock option awards held by each of our non-employee directors on December 31, 2021. The aggregate number of Mr. Gobe’s outstanding awards is included in the table entitled “Executive Compensation—Outstanding Equity at 2021 Fiscal Year End.”
Name	Aggregate Number of Stock Awards (#)	Aggregate Number of Stock Option Awards (#)
Spencer D. Armour III	13,384	296,379
Mark S. Berg(3)	―	―
Anthony J. Best	13,384	―
Michele Vion	13,384	―
Alan E. Douglas	13,384	―
G. Larry Lawrence	13,384	―
Jack B. Moore	13,384	―

(3)
Mr. Berg has elected not to be compensated for his service as a director.

Non-Employee Director Stock Ownership Guidelines
We maintain a non-employee director stock ownership policy that is applicable to all of our eligible non-employee directors. Pursuant to this policy, each non-employee director is encouraged to hold, on and following the later of the fifth anniversary of: (i) the closing of our initial public offering (“IPO”) and (ii) the non-employee director’s election or appointment to the Board, shares of our common stock or certain equity awards (valued based on the closing price of our common stock) with a value equal to or in excess of 300% of the non-employee director’s annual cash retainer, as such threshold may be amended by the Nominating and Corporate Governance Committee from time to time.
Outstanding awards of unvested time-based RSUs will count toward a non-employee director’s qualifying shareholdings to the extent the RSUs are not settled in cash. A non-employee director who is not compensated for his or her services as non-employee director pursuant to the Director Compensation Policy or any other plan, policy or agreement then in effect is not subject to the guidelines set forth in our director stock ownership policy.
As of December 31, 2021, each of our non-employee directors were in compliance with these ownership guidelines except for Mr. Lawrence, who has additional time to fulfill the ownership levels provided in the policy because he has not served as a non-employee director for a period of five years. The stock ownership guidelines do not apply to Mr. Berg since he does not receive compensation for his services as a non-employee director.
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Executive Officers
Our executive officers serve at the direction of our Board. All of our executive officers and certain other key officers are listed in the following table, and certain information concerning those officers, except for Messrs. Gobe and Sledge, who are members of the Board, follows the table.
Name	Age	Position with ProPetro Holding Corp	Executive Officer since
Phillip A. Gobe(1)	69	Executive Chairman	2019
Samuel D. Sledge	35	Chief Executive Officer and Director	2020
David S. Schorlemer	55	Chief Financial Officer	2020
Adam Muñoz	39	President and Chief Operating Officer	2020
Newton W. “Trey” Wilson III	71	General Counsel and Corporate Secretary	2019
Elo Omavuezi(2)	39	Chief Accounting Officer	2019

(1)
Mr. Gobe resigned as Executive Chairman effective March 31, 2022, but will continue to serve as non-executive Chairman of the Board.

(2)
Mr. Omavuezi is a key officer but does not serve as an executive officer of the Company.

See “Corporate Governance and Board Matters—Nominees” for biographical information for Messrs. Gobe and Sledge.
DAVID S. SCHORLEMER
David S. Schorlemer began serving as a Special Advisor to the Chief Financial Officer on October 12, 2020 until his appointment as Chief Financial Officer as of October 23, 2020. Mr. Schorlemer has two decades of experience in senior level positions in public and private companies. He most recently served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Basic Energy Services, Inc., a Fort Worth, Texas based oilfield services company, from September 2018 until joining the Company. Prior to that, he served as the Chief Financial Officer of Gulf Island Fabrication, Inc. from January 2017 to August 2018. His work history also includes serving as Chief Financial Officer for three oilfield services companies: GR Energy Services Management, LP from January 2016 to December 2016, Stallion Oilfield Holdings, Inc., September 2004 to December 2015 and Q Services, Inc. from July 1997 until its merger with Key Energy Services, Inc. in July 2002. He also held the role of vice president, marketing and strategic planning for Key Energy Services, Inc. from July 2002 to September 2004. Mr. Schorlemer earned his Bachelor of Business Administration degree in finance from The University of Texas, and his Master of Business Administration from Texas A&M University. Mr. Schorlemer serves as a director of Performance Multi-Flow Solutions, LLC and as an advisor to Luminous Biosciences.

AGE 55 CHIEF FINANCIAL OFFICER since October 2020
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Executive Officers
ADAM MUÑOZ
Adam Muñoz has served as our President and Chief Operating Officer since August 2021, and prior to that, he served as Chief Operating Officer since January 2021 and served as Senior Vice President of Operations since March 2020. Mr. Muñoz joined the Company in 2010 to initiate ProPetro’s Permian pressure pumping operation. Prior to joining ProPetro, Mr. Muñoz held sales and operations roles at Frac Tech Services and Weatherford International. Since joining ProPetro, Mr. Muñoz has served as the Director of Business Development and Technical Services where he was responsible for overseeing the growth of the hydraulic fracturing operations as well as managing the department’s day-to-day technical services. Mr. Muñoz has most recently served as the Vice President of Frac Services where his duties included leading the hydraulic fracturing division through specific efforts to increase operational efficiencies and maximize financial productivity. Mr. Muñoz received a Bachelor of Business Marketing from The University of Texas at the Permian Basin.

AGE 39 PRESIDENT AND CHIEF OPERATING OFFICER since August 2021
NEWTON W. “TREY” WILSON III
Trey Wilson has served as our General Counsel and Corporate Secretary since September 2019. Mr. Wilson served as the Chief Executive Officer of WLP/Westex Well Services & Wilson Systems from April 2018 to September 2019. Mr. Wilson previously served as the President and Chief Executive Officer of MBI Energy Services from July 2016 to March 2018. From 2005 to May 2015, Mr. Wilson served in various roles for Key Energy Services, Inc., including Executive Vice President and Chief Operating Officer and, prior to that, Senior Vice President, General Counsel and Secretary. Mr. Wilson also served as Senior Vice President, General Counsel and Secretary of Forest Oil Corporation from 2000 to 2005. Mr. Wilson has completed the Harvard Business School Executive Leadership Program, holds a Bachelor of Business Administration from Southern Methodist University, and holds a Juris Doctor from The University of Texas.

AGE 71 GENERAL COUNSEL AND CORPORATE SECRETARY since September 2019
ELO OMAVUEZI
Elo Omavuezi has served as our Chief Accounting Officer since October 2019. Mr. Omavuezi previously served as the Director of Financial Reporting and Technical Accounting of the Company from April 2017 to October 2019. Prior to that, Mr. Omavuezi had over 10 years of accounting, internal controls and management experience serving publicly listed companies in the oilfield service and construction industries during his time with Deloitte. Mr. Omavuezi was previously employed by Deloitte as an Audit Manager from June 2014 to April 2017 and an Audit Senior from January 2007 to April 2014. Mr. Omavuezi holds a Bachelor of Science in Accounting from the University of Benin and a Master’s degree in Finance and Investment with Distinction from Brunel University and is a Certified Public Accountant.

AGE 39 CHIEF ACCOUNTING OFFICER since October 2019
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Executive Compensation
Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation

We are asking stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement. As described below in “Compensation Discussion and Analysis,” the Compensation Committee has structured our executive compensation program to achieve the following guiding principles:
•
Reward executives for exceptional performance and hold them accountable for poor performance in a manner that adheres to our values

•
Align executive interests with those of our stockholders by making a substantial portion of compensation performance-based and at risk

•
Provide the necessary flexibility to respond to changing circumstances in our cyclical and volatile business

•
Remain competitive in our industry in order to attract, retain and motivate the talent that is necessary to achieve our financial and strategic goals

•
Be internally consistent and equitable

We urge stockholders to read the section entitled “Compensation Discussion and Analysis” beginning on page 25 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the compensation tables and narrative included therein beginning on page 41, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has and will contribute to the Company’s recent and long-term success.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the annual meeting:
RESOLVED, that the stockholders of ProPetro Holding Corp. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2022 annual meeting.
VOTE REQUIRED
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting (in person, online or by proxy) and entitled to vote is required to approve this Proposal No. 2. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 2. Broker non-votes will have no effect on Proposal No. 2.
We currently intend to hold the next non-binding advisory vote to approve the compensation of our Named Executive Officers at our 2023 annual meeting of stockholders, unless our Board modifies its policy of holding this vote on an annual basis.
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Executive Compensation
The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers.
Compensation Discussion and Analysis

CD&A Contents
25	I. EXECUTIVE COMPENSATION HIGHLIGHTS
25	2021 Company Performance
26	Successful Execution of Our Leadership Succession Plan
26	Increased Focus on Free Cash Flow and ESG
27	Named Executive Officers for 2021
27	Guiding Principles
28	Performance-Based Compensation Philosophy
28	Compensation Policies and Practices
29	II. WHAT GUIDES OUR PROGRAM
29	Philosophy and Guiding Principles of Our Compensation Program
30	How We Make Compensation Decisions
31	Use of Peer Compensation Data
32	Say-on-Pay Advisory Vote
32	III. ELEMENTS OF COMPENSATION AND 2021 DECISIONS IN DETAIL
32	Base Salary
33	Annual Cash Incentive Awards
36	Long Term Incentive Awards
37	Employee Benefits, Perquisites and Special Payments
38	IV. OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES
38	Executive Severance Plans
38	Employee Compensation Claw-Back Policy
39	Executive Stock Ownership Policy
39	Prohibition on Hedging and Pledging
39	No Tax Gross-Ups
39	Regulatory Considerations
39	Compensation Risk Assessment

This Compensation Discussion and Analysis (“CD&A”) describes our compensation practices and the compensation awarded to, earned by, or paid to each of our named executive officers (the “Named Executive Officers”) during the last completed fiscal year.
I. EXECUTIVE COMPENSATION HIGHLIGHTS

2021 Company Performance
$875MM	$155MM
Total Revenue	Net Cash Provided by Operating Activities
0.54	12.4
2021 Full-Year TRIR	Effectively Utilized Fleets
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Executive Compensation

Successful Execution of Our Leadership Succession Plan
PHILLIP A. GOBE	SAMUEL D. SLEDGE	ADAM MUÑOZ
Executive Chairman of the Board and Former Chief Executive Officer	Chief Executive Officer	President and Chief Operating Officer
On August 31, 2021, years of succession planning by the Compensation Committee and the Board came to fruition when Samuel D. Sledge, previously President, was appointed as Chief Executive Officer and Adam Muñoz, previously Chief Operating Officer, was appointed as President and Chief Operating Officer of the Company. Phillip A. Gobe, who preceded Mr. Sledge as Chief Executive Officer and Chairman of the Board, will continue to support the Company and Mr. Sledge in the role of Executive Chairman of the Board until March 31, 2022, and is expected to continue his service with the Company as the non-executive Chairman of the Board thereafter.
Messrs. Sledge and Muñoz have each spent the last ten or more years at the Company during which time they have developed a deep knowledge of the business and our unique culture of teamwork. The Board identified each of Messrs. Sledge and Muñoz early on as potential candidates for future executive roles and provided them with increasing responsibility and targeted training and leadership opportunities over the course of several years. For example, Mr. Sledge has served in the following roles at the Company prior to his appointment as Chief Executive Officer:
•
Frac Technical Specialist and Technical Operations Manager

•
Vice President of Finance, Corporate Development, and Investor Relations

•
Chief Strategy and Administrative Officer

•
President

Mr. Muñoz has served in the following roles at the Company prior to his appointment as President and Chief Operating Officer:
•
Vice President of Frac Services

•
Senior Vice President of Operations

•
Chief Operating Officer

In order to retain the next generation of our leaders and ensure they were motivated to achieve the company’s long- and short-term goals, the Compensation Committee provided them with compensation opportunities commensurate with their increasing responsibilities, a substantial portion of which was performance-based.
Mr. Gobe’s transition from Chief Executive Officer and Chairman of the Board to Executive Chairman of the Board was also an important part of the Board’s succession plan. The Board wanted to ensure that Mr. Sledge had sufficient support from the outgoing Chief Executive Officer to ensure a seamless transition for our customers, employee team, and stockholders. Mr. Gobe’s intent to transition from Executive Chairman of the Board to Chairman of the Board on March 31, 2022 will provide further continuity and stability of leadership for the Company.

Increased Focus on Free Cash Flow and ESG
For 2021, the Compensation Committee added Free Cash Flow (as defined below) and ESG as new performance metrics for the Company’s Annual Bonus Plan.
2020 was a difficult year for the global economy and the oil and gas industry, in particular. Our strong balance sheet was an important factor in our ability to successfully navigate the unprecedented challenges we faced in 2020. That experience highlighted the importance of spending discipline, particularly as we set out to navigate through the second year of the COVID-19 pandemic and the resulting supply chain challenges and economic uncertainty and volatility. The Compensation Committee added Free Cash Flow as a new performance metric representing 20% of the Named Executive Officer’s annual bonus for 2021 to motivate capital discipline.
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Executive Compensation
Proactively addressing ESG issues is good for the Company, our employees, our customers, the communities in which we operate, and our investors. We believe that prioritizing ESG issues is critical to our long-term success and will help us to:
•
Meet our customers’ needs for lower emissions completions services;

•
Access additional capital and strengthen our share price over the long-term by attracting and retaining individual and institutional investors;

•
Contribute to the strength and health of the communities in which we operate;

•
Attract and retain the most qualified directors, executives, and employees;

•
Reduce the likelihood of hostile activist intervention, which could be costly for the Company and negatively impact the Company’s reputation;

•
Creatively solve problems by engaging individuals from different backgrounds and with different viewpoints; and

•
Strengthen our brand, thereby helping us to attract additional investors, customers and employees.

As a result, in 2021, the Compensation Committee allocated 10% of the Named Executive Officer’s annual bonus to the achievement of predetermined goals intended to identify and accomplish ESG priorities.

Named Executive Officers for 2021
For the year ended December 31, 2021, our Named Executive Officers consisted of the following:

Phillip A. Gobe	Samuel D. Sledge	Adam Muñoz	David S. Schorlemer	Newton W. “Trey” Wilson III
Executive Chairman and Former Chief Executive Officer	Chief Executive Officer	President and Chief Operating Officer	Chief Financial Officer	General Counsel and Corporate Secretary

Guiding Principles

Reward executives for exceptional performance and hold them accountable for poor performance in a manner that adheres to our values	Align executive interests with those of our stockholders by making a substantial portion of compensation performance-based and at risk	Provide the necessary flexibility to respond to changing circumstances in our cyclical and volatile business	Remain competitive in our industry in order to attract, retain and motivate the talent that is necessary to achieve our financial and strategic goals	Be internally consistent and equitable
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Executive Compensation

Performance-Based Compensation Philosophy
Making a substantial portion of our Named Executive Officers’ compensation at-risk and performance-based ensures that their interests are strongly aligned with those of our stockholders and, as a result, is one of the guiding principles of our executive compensation philosophy.
CEO(1)(2)	Other NEOs Average(2)(3)

(1)
Reflects compensation for Mr. Sledge.

(2)
RSU and PSU figures reflect the aggregate grant date fair value of the RSU and PSU awards granted in 2021, calculated in accordance with FASB ASC Topic 718. Annual Incentive Bonus figures represent the 2021 target award opportunity under our Annual Bonus Plan (as defined below); provided, however, they reflect the target award opportunity approved for Mr. Sledge in his role as Chief Executive Officer at his base salary rate as of December 31, 2021, rather than his actual target award opportunity for 2021, which was pro-rated in 2021 to reflect the portion of the year during which his base salary was lower, prior to appointment to Chief Executive Officer. Base salary figures represent the base salary for each Named Executive Officer as of December 31, 2021.

(3)
Phillip Gobe served as Chief Executive Officer for a substantial portion of 2021. As a result, his compensation has been excluded from this chart as it caused the figures reported not to be representative of the compensation generally paid to Named Executive Officers not serving in the Chief Executive Officer position.

Compensation Policies and Practices
The following features of our executive compensation program promote sound compensation governance and are designed in the best interests of our stockholders and executives.
What We Do	What We Don’t Do

At least 50% of Long Term Incentive Awards are performance-based for Named Executive Officers

Use a mix of absolute and relative financial performance metrics (including relative TSR) in our incentive plans to avoid duplication of incentives across short- and long-term programs.

Use ESG metrics in our Annual Bonus Plan
Clawback policy

Independent compensation consultant

Independent Compensation Committee reviews and approves all compensation of our Named Executive Officers

Annual Say-on-Pay vote

Annual Compensation Committee assessment of compensation practices to eliminate any excessive risk

Significant stock ownership requirements

Single-trigger change in control payments

Tax gross-ups on severance or equity compensation

Repricing of stock options

Backdating of stock options

Employment agreements with executive officers

Derivative or hedging transactions or pledging of our securities by directors and executive officers

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Executive Compensation
II. WHAT GUIDES OUR PROGRAM
Our executive compensation program is designed to attract, motivate and retain the management talent that we believe is necessary to achieve our financial and strategic goals. Further, we believe that our executive compensation program should be appropriately tailored to balance short-term compensation with intermediate and long-term compensation that effectively aligns the interests of our executives with the interests of our stockholders.
In establishing and evaluating our executive compensation programs, the Compensation Committee strives to achieve total compensation for our executives that reflects their individual contributions to the Company, responsibilities, duties and experience and is competitive with the companies with which we compete for executive talent.

Philosophy and Guiding Principles of Our Compensation Program
Our compensation program is guided by the following principles:
1	Reward for Exceptional Performance and Accountability for Poor Performance
Our Named Executive Officers should be rewarded for exceptional performance and held accountable for poor performance with respect to our annual and longer-term strategic goals. Our Named Executive Officers must work to achieve these goals in a manner that is consistent with our values and policies. We satisfy this objective by tying a significant portion of each Named Executive Officer’s compensation to the achievement of financial, strategic and operational goals based on both short- and long-term corporate performance measures while retaining sufficient flexibility to modify or clawback compensation if necessary. See “Annual Cash Incentive Awards” and “Long Term Incentive Awards” below.

2	Align Interests of Executives and Stockholders
Compensation for our Named Executive Officers should align their interests with those of our stockholders. Our compensation program aligns pay to performance by making a substantial portion of total executive compensation variable, or “at-risk,” through an annual bonus program based on our performance goals and the granting of long-term incentive equity awards, which include time-vested restricted stock units and performance-based restricted stock units. As performance goals are met, not met or exceeded, executives are rewarded commensurately. Our Stock Ownership Guidelines also require each Named Executive Officer to retain significant ownership in the Company’s common stock such that they are invested in our success over the long-term along with our stockholders.

3	Flexibility to Respond to Changing Circumstances
We are in a cyclical and volatile business and unprecedented economic times. As a result, our Compensation Committee feels it is important to have a flexible compensation program that is responsive to unforeseen circumstances that arise during the year. To meet this objective, the Compensation Committee retains discretion to increase or decrease the bonuses paid to each Named Executive Officer pursuant to our annual bonus plan from the amount that would be indicated by the pre-established performance metrics if circumstances so warrant.

4	Industry Competitive
Total executive compensation should be industry-competitive so that we can attract, retain and motivate talented executives with the experience and skills necessary for our success. We satisfy this objective by staying apprised, with the assistance of the Compensation Committee’s independent compensation advisor, of the amounts and types of executive compensation paid to similarly situated executives by companies with which we compete for executive talent as well as general industry trends and best practices.

5	Internally Consistent and Equitable
Executive compensation should be internally consistent and equitable. We satisfy this objective by considering not only the compensation paid by our peer companies, but also our Named Executive Officers’ capabilities, levels of experience, tenures, positions, responsibilities and contributions when setting their compensation. Additionally, our Compensation Committee feels that our Named Executive Officers should have a larger proportion of their compensation at risk and tied to corporate performance than our general employee population because they are typically in a position to have a more direct impact on the achievement of our performance goals.

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Executive Compensation

How We Make Compensation Decisions
THE ROLE OF THE COMPENSATION COMMITTEE
Our Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee is responsible for establishing the elements, terms and target value of compensation paid or delivered to our Named Executive Officers but often consults the full Board with respect to material compensation actions. For example, the Compensation Committee typically makes a recommendation to the non-employee members of the Board, who in turn consider and approve the annual compensation of the Chief Executive Officer, based upon such recommendations. Our Compensation Committee is also involved in all executive succession planning. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at https://ir.propetroservices.com/compensation-committee-charter. In determining the compensation of our Named Executive Officers, the Compensation Committee considers:
•
the information and advice provided by its compensation consultant,

•
our corporate goals,

•
historic and projected performance,

•
the current economic and commodities environment,

•
individual performance of our Named Executive Officers, and

•
other relevant factors.

THE ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS
With respect to the compensation of the Named Executive Officers other than our principal executive officer, the Compensation Committee considers the recommendations of our Chief Executive Officer. Additionally, in light of our Named Executive Officers’ integral role in establishing and executing the Company’s overall operational and financial objectives, the Compensation Committee requests that our Chief Executive Officer provide the initial recommendations on the appropriate goals for the performance metrics used under our Annual Bonus Plan and may choose to accept or modify these recommendations in its sole discretion. In addition, the Compensation Committee may invite any Named Executive Officer to attend Compensation Committee meetings to report on the Company’s progress with respect to the interim or final status of performance metrics. All Named Executive Officers are excluded from any decisions or discussions regarding their individual compensation.
THE ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT
Pearl Meyer served as the Compensation Committee’s independent compensation consultant in 2021. The compensation consultant provides advice to and works with the Compensation Committee in designing and implementing the structure and mechanics of the Company’s executive compensation program, as well as other matters related to officer, senior management, and director compensation and corporate governance. For example, our compensation consultant regularly updates the Compensation Committee on regulatory changes impacting executive compensation, proxy advisor policies, and compensation-related risks. In addition, they provide the Compensation Committee with relevant data, including market and peer-company compensation and performance surveys and information and advice regarding trends and developments in executive and director compensation practices in our industry. This information assists the Compensation Committee in making executive and director compensation decisions based on market pay levels and best practices.
Our compensation consultant reports directly and exclusively to the Compensation Committee and does not provide any other services to management, the Company or its affiliates. While the Compensation Committee generally reviews and considers information and recommendations provided by the compensation consultant, they do not make compensation-related decisions for the Compensation Committee or otherwise with respect to the Company. The Compensation Committee has the discretion to allow our compensation consultant to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration. During 2021, and after taking into consideration the factors listed in Section 303A.05(c)(iv) of the “NYSE” Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Pearl Meyer, and that Pearl Meyer was independent from management. Other than Pearl Meyer, no other compensation consultants provided services to the Compensation Committee during 2021.
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Executive Compensation

Use of Peer Compensation Data
The Company competes with business entities across multiple industries for top executive-level talent. To this end, the Compensation Committee evaluates, on an annual basis, industry-specific and general market compensation practices and trends to ensure that our program and Named Executive Officer pay opportunities remain appropriately competitive. As part of its evaluation, the Compensation Committee works with its independent consultant to validate that the companies included in its peer group are comparable as possible to the Company in terms of operations, revenue, market capitalization, and geographic location.
The 2021 Peer Group was determined by the Compensation Committee based on an in-depth review from its independent compensation consultant. This review included an assessment of potential comparators to evaluate the degree to which the current peers have kept pace with the Company’s growth and evolution, as well as an examination of the broader marketplace to identify appropriate and relevant additions and/or deletions to the peer group. In setting 2021 target compensation levels for the Named Executive Officers, as well as evaluating TSR performance for the PSUs granted in 2021, the Company used the 2021 Peer Group detailed below:
• Archrock, Inc. • ChampionX Corporation • Helmerich & Payne, Inc. • Liberty Oilfield Services Inc. • Nabors Industries Ltd.	• NexTier Oilfield Solutions Inc. • Nine Energy Services Inc. • Oil States International, Inc. • Patterson-UTI Energy, Inc. • Precision Drilling Corporation	• RPC, Inc. • Select Energy Services, Inc. • U.S. Silica Holdings. Inc.

Archrock, Inc. and Nine Energy Services Inc. were added to the 2021 Peer Group to improve the overall comparability of the group to the Company. In addition, the following two companies were removed: Ensign Energy Services Inc. and National Energy Services Reunited Corp.
In 2021, the comparative compensation data reviewed by the Compensation Committee was created by Pearl Meyer based on data from a blend of the 2021 Peer Group and survey data collected by Pearl Meyer from companies in the energy industry with corporate revenues of approximately $1 billion (the “Peer Data”). Data from both sources was used to provide the best mix of authorities for competitive positions, and to help smooth volatility of changes in the peer group. The Compensation Committee generally targets total compensation for each of our Named Executive Officers and directors, as well as each element of compensation, at the 50th percentile of the Peer Data. However, the Compensation Committee also considers many other factors when establishing compensation levels, including, but not limited to internal pay equity at the Company, each executive’s experience and responsibility, succession planning, and recruiting and retention concerns.
As a result, the compensation of our Named Executive Officers and directors may be slightly higher or lower than the 50th percentile of the 2021 Peer Group or the Peer Data.
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Executive Compensation

Say-on-Pay Advisory Vote
At the Company’s 2021 annual meeting, the stockholders of the Company were asked to approve, on an advisory basis, the compensation of the Named Executive Officers. Advisory votes in favor of our executive compensation program were cast by approximately 97% of the shares of common stock of the Company represented at the meeting (in person, online or by proxy) and entitled to vote. The Compensation Committee took the results of the “Say-on-Pay” vote in account when evaluating the compensation of the Named Executive Officers in 2021. In part because the result of the vote was overwhelmingly positive, the Compensation Committee decided to retain our overall approach to executive compensation. We have continued, and plan to continue, engaging in ongoing stockholder outreach regarding corporate governance generally, including executive compensation programs.
III. ELEMENTS OF COMPENSATION AND 2021 DECISIONS IN DETAIL
As shown below, a significant portion of the target compensation for our Named Executive Officers in 2021 was performance-based and an even larger portion is variable or “at risk,” meaning that it can be forfeited, and its value is dependent upon factors such as our stock price or company performance.
		Element	Purpose	Changes for 2021
◄ FIXED ►	Short- Term	BASE SALARY	• To provide a consistent, minimum level of pay that is sufficient to allow us to attract and retain executives with the appropriate skills and experience for their positions	• Only modifications reflected changes in roles, duties and responsibilities
◄ AT RISK ►		ANNUAL CASH INCENTIVE BONUS
•
To motivate and reward the achievement of our annual individual and operational performance goals

•
70% based on the achievement of quantitative performance goals and 30% was based upon a qualitative analysis of individual and operational performance for the fiscal year

• Addition of Free Cash Flow and ESG as performance metrics
	Long- Term	LONG-TERM INCENTIVE AWARDS
•
To ensure retention and drive performance, while aligning the interests of our Named Executive Officers with those of our stockholders

•
40% RSUs that vest equally on each of the first three anniversaries of grant, and 60% performance stock units (“PSUs”) that vest, if earned, following the completion of a three-year performance period, in each case subject to continued employment

• First annual grants awarded under 2020 LTIP (approved at the 2020 Annual Meeting of Stockholders)

Base Salary
The Compensation Committee monitors and adjusts salaries for our Named Executive Officers over time as necessary to remain competitive with market rates for similarly situated officers at our peer companies and to reflect changes in each Named Executive Officer’s role, duties and responsibilities. In some cases, the Board approves the base salary level for the Chief Executive Officer.
	Base Salary as of
Name	December 2020 ($)	December 2021 ($)
Phillip A. Gobe(1)	800,000	810,000
Samuel D. Sledge(2)	375,000	475,000
David S. Schorlemer	450,000	450,000
Adam Muñoz(3)	425,000	475,000
Newton W. “Trey” Wilson III	400,000	400,000

(1)
Mr. Gobe was appointed as our Chief Executive Officer on March 13, 2020, a position he held until his resignation, effective August 31, 2021, at which point he was appointed Executive Chairman of the Board. Mr. Gobe’s base salary was increased to $900,000, effective January 1, 2021, to bring his pay closer to the median of the Peer Data for his

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Executive Compensation
position. His base salary was decreased to $810,000 in connection with that resignation and appointment as Executive Chairman of the Board.
(2)
As of December 31, 2020, Mr. Sledge served as Chief Strategy and Administrative Officer. Mr. Sledge’s base compensation was increased to $425,000, effective January 1, 2021, to bring his pay closer to the median of the base salary paid to individuals serving in similar roles. Mr. Sledge was appointed as President in April of 2021. In connection with his appointment as President, Mr. Sledge’s base salary was increased to $475,000, retroactive to April 5, 2021. Mr. Sledge was appointed as Chief Executive Officer, effective August 31, 2021, at which time his base salary was not modified.

(3)
Mr. Muñoz was appointed to serve as Chief Operating Officer, effective January 1, 2021. In connection with his appointment as Chief Operating Officer, Mr. Muñoz’s base salary was increased to $475,000, retroactive to January 1, 2021. Mr. Muñoz was appointed as President and Chief Operating Officer, effective August 31, 2021, at which time no modifications were made to his base salary.

Annual Cash Incentive Awards
The Amended and Restated ProPetro Holding Corp. Executive Incentive Bonus Plan (the “Annual Bonus Plan”) governs cash incentive awards made each year to our Named Executive Officers. Awards under the Annual Bonus Plan are tied to the achievement of performance goals, which may be based on qualitative or quantitative measures, or both, as determined by the Compensation Committee.
TARGET AWARD OPPORTUNITIES
In February 2021, the Compensation Committee (or in the case of Mr. Gobe, the Board) established target bonuses under the Annual Bonus Plan for each of Messrs. Gobe, Sledge, Muñoz, Schorlemer, and Wilson of 100%, 75%, 100%, 80%, and 75% of base salary, respectively. Mr. Sledge’s target bonus was increased to 100% of base salary in connection with his appointment as President. The final target bonus opportunities for each Named Executive Officer for 2021 were as follows:
Name	Final 2021 Target Bonus Award Opportunity
Phillip A. Gobe	100%
Samuel D. Sledge	100%
David S. Schorlemer	80%
Adam Muñoz	100%
Newton W. “Trey” Wilson III	75%
Target bonus levels for each executive were established by the Compensation Committee after reviewing peer group data and considering each Named Executive Officer’s responsibility and experience.
PERFORMANCE MEASURES AND PAYOUT RESULTS
Each year, the Compensation Committee establishes performance metrics and threshold, target, and maximum goals for each such metric. Potential payouts under the Amended Annual Bonus Plan depend on the actual performance level for each metric established by the Committee, as outlined below.
Performance Level	Payout (as a % of Target Bonus)
Threshold	50%
Target	100%
Maximum	200%
If performance falls between the specified performance levels, payments are generally determined via straight-line interpolation. If performance falls below the threshold performance level, no payments will be awarded. The Annual Bonus Plan provides the Compensation Committee or the Board with the discretion to increase or decrease actual payout amounts otherwise resulting from the pre-established metrics, as it may deem necessary.
Under the 2021 annual incentive program, the Compensation Committee selected a mix of quantitative and qualitative performance metrics to incentivize achievement of specific pre-established financial and safety metrics, while enabling the Compensation Committee the ability to encourage performance with respect to areas that are important
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to the growth and success of the Company but are harder to measure. While the Compensation Committee values qualitative metrics as a tool, it felt that the vast majority of the annual bonus should be calculated based on quantitative metrics, with a significant emphasis on financial metrics. To that end, 70% of each Named Executive Officer’s annual bonus for 2021 was based on the achievement of quantitative metrics (Adjusted EBITDA, Free Cash Flow and Safety), with 60% of that 70% dedicated to financial performance. The remaining 30% of the annual bonus was based upon a qualitative analysis of ESG (10%), Individual Performance (10%), and Overall Operational Performance (10%), in each case, for 2021.
The Compensation Committee selected these performance metrics because they are important to the ongoing success of the Company and were intended to drive short-term business performance by focusing executives on key objectives that position the Company for sustained growth. Specifically, Adjusted EBITDA and Free Cash Flow are measures of our financial performance and capital discipline, and TRIR is an important measure of safety. The qualitative component of the Annual Bonus Plan allows the Committee to assess performance across a variety of individual and operational performance factors, including specific progress towards a variety of ESG goals.
	Measure	Weighting	Threshold	Target	Maximum	Actual 2021 Performance	Payout as a Percentage of Target Bonus
QUANTITATIVE MEASURE	Adjusted EBITDA(1)	40%	$115MM	$164MM	$197MM	$135MM	32.8%
	Free Cash Flow(2)	20%	$30MM	$43MM	$52MM	$35MM	16.4%
	Safety—Total Recordable Incident Rate (TRIR)(3)	10%	0.90	0.75	0.50	0.54	18.4%
	Quantitative Total	70%					67.6%
QUALITATIVE MEASURE	ESG(4)	10%					15%
	Overall Operational Performance	10%					6.4%
	Individual Performance	10%					10%
	Qualitative Total	30%					31.4%
	Overall Total	100%					99%

(1)
We define EBITDA as earnings before (i) interest expense, (ii) income taxes and (iii) depreciation and amortization. We define Adjusted EBITDA as EBITDA, plus (i) loss/(gain) on disposal of assets, (ii) loss/(gain) on extinguishment of debt, (iii) stock-based compensation, and (iv) other unusual or non-recurring (income)/expenses, such as impairment charges, severance, costs related to our IPO and costs related asset acquisition or one-time professional fees. For a more detailed definition of the non-GAAP financial measure of Adjusted EBITDA and reconciliation of Adjusted EBITDA to our most directly comparable financial measures calculated in accordance with GAAP, please read “How We Evaluation Our Operations” in our Form 10-K filed for the year ended December 31, 2021.

(2)
We define Free Cash Flow as Adjusted EBITDA less Total Capital Expenditures, which are defined as costs incurred in connection with the growth and maintenance of our asset base. For a more detailed definition of Total Capital Expenditures please see Note 9—Reportable Segment Information in the Notes to Consolidated Financial Statements to our Form 10-K filed for the year ended December 31, 2021. Additionally, in October of 2021, the

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Compensation Committee elected to exclude the portion of the cost paid in 2021 for purchase of 50 Tier IV DGB pumping units from the calculation of Free Cash Flow. The portion of such cost that was paid in 2021, and thus excluded from Free Cash Flow for 2021, was approximately $29.5 million (the “2021 Tier IV Expenditure”). The 2021 Tier IV Expenditure was originally planned for 2022 but was accelerated to mitigate supply chain and inflationary risks. The 2021 Tier IV Expenditure was approved by the Board and was strategically advantageous for the Company. Including the cost of this expenditure in the Free Cash Flow calculation would have had a significant negative impact on the Company’s performance with respect to this metric, a result that would not align with the Compensation Committee’s assessment of Free Cash Flow performance. In December of 2021, the Compensation Committee elected to include the proceeds from the sale of two large gas fired turbines for $36,000,000 in the calculation of Free Cash Flow to recognize the economic and strategic importance of this sale for the Company.
(3)
TRIR stands for Total Recordable Incident Rate and is a measurement of workplace safety calculated as follows: (total number of recordable incidents amongst covered personnel in the applicable period (here, 2021) multiplied by 200,000) divided by the total man hours worked by covered personnel in the applicable period. TRIR is a commonly accepted and utilized metric for both workplace safety regulation and for making safety performance comparisons amongst companies. The Company uses an annual TRIR metric in our compensation program to reflect aggregate safety performance across the year being reviewed.

(4)
We define ESG as Environmental Social and Governance. For 2021, the Compensation Committee established the following ESG goals: develop meaningful ESG content for our website; create a plan to convert Tier II (diesel) equipment to lower emission equipment instead of refurbishment; hire a dedicated ESG professional to guide the Company’s ESG initiatives; determine the most appropriate emissions, social, and governance metrics to track and evaluate; and enhance our public ESG disclosures.

The Compensation Committee determined that the Company had performed above expectations with respect to the ESG metric, awarding a 15% payout percentage (between target and maximum) for our ESG metric. The Compensation Committee made particular note of the following when setting the performance level for our qualitative ESG measure for 2021:
•
Exceeded expectations with respect to the conversation of our pumping units to environmentally friendly Tier IV units, including accelerating an order for 50 additional pump conversions into 2021 to mitigate supply chain and inflationary risks;

•
Executed preliminary studies to better understand our corporate emissions profile;

•
Identified several key areas to make additional disclosure and improve our ESG ratings profile, including the collection of data necessary to further improve such disclosure in 2022; and

•
Studied available options for electric fracking fleets and developed a strategy for deployment, subject to customer demand.

While the Company recognized significant achievements towards certain operational performance objectives implemented by the Board (e.g., successful executive team transition, and more than a 50% increase in effective fleet utilization), the Company did not fully achieve certain other objectives (e.g., management deferred an investment decision sought by the Board into 2022 and did not grow certain targeted fleet deployments as rapidly as expected). As a result, the Compensation Committee determined that the Company’s Overall Operational Performance was somewhat below expectations and awarded a performance payout of 6.4% for this metric.
The Compensation Committee determined that performance was at target level (a 10% payout percentage) for our Named Executive Officers’ Individual Performance metric, particularly given the exceptional leadership they have shown in the face of the extraordinary challenges presented by volatile oil and gas prices, a global pandemic, and supply chain disruption.
As a result, the Compensation Committee made the determination to make the following payments under the Annual Bonus Plan:
Name	Final 2021 Target Bonus Award Opportunity as a Percentage of Base Salary	Value of 2021 Target Bonus Award Opportunity ($)	Actual Payout as a Percentage of Target Bonus	Value of Actual 2021 Annual Bonus ($)(2)
Phillip A. Gobe(1)	100%	869,900	99%	861,200
Samuel D. Sledge(1)	100%	462,100	99%	457,500
David S. Schorlemer	80%	360,000	99%	356,400
Adam Muñoz	100%	475,000	99%	470,300
Newton W. “Trey” Wilson III	75%	300,000	99%	297,000
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(1)
The value of the target bonus award opportunity for Messrs. Gobe and Sledge has been adjusted to reflect changes in his base salary throughout the year.

(2)
Bonus amounts were rounded up or down to the nearest hundred dollars.

Long Term Incentive Awards

In 2021, 40% of the value of each Named Executive Officer’s long term incentive awards were granted pursuant to the ProPetro Holding Corp. 2020 Long Term Incentive Plan (the “2020 LTIP”) in the form of RSUs that vest in three substantially equal annual installments commencing on the first anniversary of the grant date. The other 60% was granted in the form of performance stock units (“PSUs”) that vest, if earned, following the completion of a three-year performance period, in each case subject to the Named Executive Officer’s continued employment through the end of such period.

This mix of time- and performance-based awards is intended to achieve the twin goals of ensuring retention and driving performance, while aligning the interests of our Named Executive Officers with those of our stockholders by providing an opportunity for increased share holdings. Both PSUs and RSUs may be settled in shares of our common stock or in the cash equivalent of the same.
The PSUs granted in 2021 vest based on the Company’s TSR as compared to the TSR of the 2021 Peer Group. After careful review, the Compensation Committee chose to use the same 2021 Peer Group to set 2021 target compensation levels for our Named Executive Officers and evaluate TSR performance for the PSUs granted in 2021. Recipients of PSUs may earn between 0% and 200% of the target number of shares granted, as indicated in the following table. If performance falls between the specified performance levels, payouts will be determined via straight-line interpolation. If performance falls below the threshold performance level, no payouts will be awarded. Irrespective of the payout indicated by the table below, if the Company’s TSR is below zero on an absolute basis for the performance period, the number of PSUs earned shall not be greater than the target number of PSUs granted (i.e., the payout shall not be greater than 100%).
		Payout (as a % of Target Number of PSUs Granted)	Payout (as a % of Target Number of PSUs Granted) if TSR is Below Zero
Company’s Percentile Rank in Peer Group	≥ 90th Percentile	200%	100%
	75th Percentile	175%	100%
	50th Percentile	100%	100%
	25th Percentile	50%	50%
	< 25th Percentile	0%	0%
The performance period for the 2021 PSU awards commenced on January 1, 2021 and ends on December 31, 2023.
If a peer company is acquired by another peer company during the performance period, the acquirer will remain in the peer group but the acquired company will be excluded from the peer group entirely. If a peer company files for bankruptcy during the performance period, it will remain in the peer group but will be ranked last. Should a peer company cease to exist as a separate publicly traded company for any other reason during the performance period, it will be excluded from the peer group entirely.
The annual value of each Named Executive Officer’s long-term incentive award is generally determined in conjunction with the Compensation Committee’s annual compensation analysis or, if later, in connection with the Named Executive Officer’s promotion or hire date following the Compensation Committee’s review of peer compensation data and consideration of each Named Executive Officer’s position and associated responsibilities. In 2021, the
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Compensation Committee granted the RSUs and PSUs included in the table below to our Named Executive Officers. All awards were granted in February of 2021 unless otherwise indicated.
Name	Number of RSUs Granted in 2021	Value of RSUs Granted in 2021(1) ($)	Target Number of PSUs Granted in 2021	Value of PSUs Granted in 2021(1) ($)
Phillip A. Gobe	155,578	1,519,977	233,367	3,582,183
Samuel D. Sledge(2)	80,356	679,993	120,507	1,536,606
David S. Schorlemer	40,941	399,994	61,412	942,674
Adam Muñoz(2)	57,954	539,985	86,932	1,256,115
Newton W. “Trey” Wilson III	40,941	399,994	61,412	942,674

(1)
Amounts in these columns reflect the aggregate grant date fair value of the RSU and PSU awards granted in 2021 under the 2020 LTIP, calculated in accordance with FASB ASC Topic 718.

(2)
Amounts for Messrs. Sledge and Muñoz include the following awards granted on August 31, 2021 in connection with their promotions to Chief Executive Officer and President and Chief Operating Officer, respectively: 51,697 RSUs and 77,519 PSUs for Mr. Sledge and 12,919 RSUs and 19,379 PSUs for Mr. Muñoz.

Employee Benefits, Perquisites and Special Payments
HEALTH/WELFARE PLANS
All of our full-time employees, including our Named Executive Officers, are eligible to participate in our health and welfare plans on the same basis, including: medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and group life insurance.
RETIREMENT PLANS
We currently maintain a 401(k) retirement savings plan for our employees who satisfy certain eligibility requirements. Our Named Executive Officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions and we may make certain discretionary profit sharing contributions. Both the matching contributions and the profit sharing contributions vest in equal installments over four years of service, with accelerated vesting on retirement, death or disability. We believe that offering a vehicle for tax-deferred retirement savings through our 401(k) plan and making matching contributions and profit sharing contributions that vest over time, add to the overall desirability of our compensation packages and further incentivize our employees in accordance with our compensation policies. We do not maintain any defined benefit pension plans or deferred compensation plans.
RETENTION BONUSES
In 2021, Mr. Wilson received a $25,000 retention bonus, consistent with the terms of the employment agreement entered into between Mr. Wilson and the Company upon his commencement of employment. While the Company’s legal obligations pursuant to this agreement were canceled by Mr. Wilson’s entry into a participation agreement under the Executive Severance Plan, the Compensation Committee elected to honor the payment of the retention bonus, which was payable on each of the first and second anniversary of the effective date of the agreement.
Mr. Wilson is a key member of our executive team and payment of the retention bonus served to honor his hard work and ensure he would continue to provide services to the Company. Mr. Schorlemer received a $75,000 retention bonus, consistent with the terms of recruitment, payable on the first anniversary of his employment with the Company.
PERQUISITES
Messrs. Sledge, Muñoz, Schorlemer and Wilson each participated in a vehicle allowance program during 2021. In addition, in 2021 we provided Mr. Gobe with a Company vehicle for his use while in Midland, Texas. In 2021 the Company also provided other limited perquisites to its Named Executive Officers, including club memberships and dues.
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In order to incentivize Mr. Schorlemer, who was a key hire during 2020, to accept the position as our Chief Financial Officer and relocate to Midland, Texas, we promised to pay for all costs associated with his relocation, including a tax gross-up on the portions of those expenses that Mr. Schorlemer recognizes as income. All such relocation costs are reflected in the Summary Compensation Table below, in the All Other Compensation column for the year in which the amounts were accrued. See “Executive Compensation Tables―Summary Compensation Table” for additional information.
The Compensation Committee reviews the perquisites we provide to our Named Executive Officers periodically, including in 2021, to ensure that they are necessary to retain our executives, appropriate, and consistent with benefits offered by companies with which we compete for executive talent.
IV. OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

Executive Severance Plan
The Board adopted the Second Amended and Restated ProPetro Services, Inc. Executive Severance Plan and subsequently (the “Executive Severance Plan”) because they and the Compensation Committee felt it was desirable to pivot away from individually negotiated employment agreements and towards a streamlined plan providing for more uniform treatment upon a termination of employment. Each of our Named Executive Officers is a participant in the Executive Severance Plan. We believe the Executive Severance Plan serves to maintain the focus of our senior executives and ensure that their attention, efforts and commitment are aligned with maximizing the success of the Company and stockholder value. Further, providing market severance benefits is an important element of compensation that allows us to attract and retain talented executives, ensuring continuity of management, stability of the Company, and efficient execution of our business goals.
The amounts of the severance and benefits established for each “Tier” under the Executive Severance Plan were selected after the Compensation Committee received advice from its independent compensation consultant at the time of adoption regarding the types and amounts of severance that are market among the Company’s peers. The Compensation Committee also considered its members’ ample experience in the industry when making this determination. The Tier level assigned to each participant in the plan was determined based on each participant’s position and responsibility. In 2021, the Compensation Committee revised the Tier levels for Mr. Sledge from Tier 3 to Tier 2 in connection with his appointment to President April of 2021 and from Tier 2 to Tier 1 in connection with appointment as Chief Executive Officer. The Compensation Committee modified the Tier level for Mr. Muñoz from Tier 3 to Tier 2 following his appointment as Chief Operating Officer. The Tier level for Mr. Wilson was changed by the Compensation Committee from Tier 3 to Tier 2 to reflect the additional responsibilities he has assumed over the last year. The Tier levels for each of the Named Executive Officers and the terms of the Executive Severance Plan are described in detail below in the section entitled “Potential Payments upon Termination and Change of Control―Executive Severance Plan.”

Employee Compensation Claw-Back Policy
Under the terms of our Executive Compensation Claw-Back Policy, any incentive compensation, including equity awards, paid to an executive officer which was determined based on our performance against financial metrics will be subject to recovery by the Company in the event that the underlying financial metrics are negatively impacted by a restatement of our financial statements. In addition, incentive compensation, including equity awards, is subject to recovery by the Company where an executive engages in certain misconduct.
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Executive Stock Ownership Policy
Under the terms of our Executive Stock Ownership Policy, our executive officers must own shares of our common stock or certain equity awards with a value equal to not less than the following multiples of base salary:
Office	Multiple of Base Pay
Chief Executive Officer	■ ■ ■ ■ ■	5x
Chief Financial Officer and Chief Operating Officer	■ ■ ■	3x
All other executive officers	■	1x
Any individuals who became executive officers as a result of an internal promotion or a new hire, will have five years from the date of being named an executive officer to meet the stock ownership guidelines. As a result, all of our Named Executive Officers still have additional time in which to comply with these guidelines. In calculating the value of shares of our common stock or certain equity awards held for purposes of determining compliance with the policy, such value is equal to the closing price per share on the measurement date, based on shares owned outright and unvested RSUs, with the value of such unvested RSUs discounted by 40%. Unexercised option awards and unvested PSUs are excluded from the calculation.

Prohibition on Hedging and Pledging
We believe that derivative transactions, including puts, calls and options, and hedging transactions for our securities carry a high risk of inadvertent securities laws violations and may lead to an officer, director or employee no longer having the same objectives as the Company’s other stockholders. For these reasons, we prohibit our directors, officers, and employees from engaging in any type of derivative or hedging transactions in respect of our securities pursuant to our Insider Trading Compliance Policy.
Company stock pledged as collateral, including shares held in a margin account, may be sold without the consent of the holder by the lender in a foreclosure or default event, which could lead to inadvertent securities laws violations. For this reason, pursuant to our Insider Trading Compliance Policy, we prohibit pledging Company securities as collateral to secure loans and purchasing Company securities on margin.

No Tax Gross-Ups
With the exception of gross-up payments provided in connection with Mr. Schorlemer’s relocation, we do not provide gross-up payments to cover our Named Executive Officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.

Regulatory Considerations
The tax and accounting implications of utilizing various forms of compensation are considered when adopting new or modifying existing compensation programs. Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) generally precludes a publicly held company from taking a federal income tax deduction for compensation paid in excess of  $1 million per year to certain covered employees, which include our Named Executive Officers. To maintain flexibility in compensating the Company’s executive officers in a manner designed to promote achievement of corporate goals, retention and recruitment, the Compensation Committee has not adopted a policy requiring all compensation to be tax deductible and expects that the deductibility of certain compensation paid will be limited by Section 162(m).

Compensation Risk Assessment
The Compensation Committee reviews our compensation policies and practices on an annual basis to identify any risks posed by these programs and to assess the appropriateness of any risks identified. We believe that any risks
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associated with our compensation policies and practices are mitigated in large part by the following factors and, therefore, that no such risks are likely to have a material adverse effect on us:
We pay a mix of compensation which includes short-term cash and long-term equity-based compensation.
We base the vesting and payment of our incentive compensation awards on several different performance metrics, which discourages our employees from placing undue emphasis on any one metric or aspect of our business at the expense of others.
We believe that our performance metrics are reasonably challenging yet should not require inappropriate risk-taking to achieve.
The performance metrics for awards under our Annual Bonus Plan include quantitative financial and operational metrics as well as qualitative metrics related to our operations, strategy and other aspects of our business, and our Compensation Committee retains discretion to modify payout amounts under the Annual Bonus Plan, as appropriate.
The performance periods under our PSUs overlap, and our time-vested RSUs generally vest over a three-year period. This mitigates the motivation to maximize performance in any one period at the expense of others.
Our Named Executive Officers are required to own our common stock at levels provided in our Executive Stock Ownership Guidelines.
We have instituted a clawback policy, which allows us to clawback compensation in the event of a financial restatement or certain misconduct.
We believe that we have an effective management process for developing and executing our short- and long-term business plans.
Our compensation policies and programs are overseen by the Compensation Committee.
The Compensation Committee retains an independent compensation consultant.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the above CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.
The Compensation Committee of the Board of Directors
MICHELE VION	ANTHONY J. BEST	JACK B. MOORE
Chair
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Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table summarizes the compensation provided by us to our Named Executive Officers for the fiscal years ended December 31, 2021, 2020 and 2019.
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Phillip A. Gobe(6) Executive Chairman and Former Chief Executive Officer	2021	869,923	―	5,102,180	―	861,200	29,166	6,862,469
	2020	675,632	―	3,808,721	―	595,925	15,450	5,095,728
	2019	142,078	32,000	422,370	―	118,000	―	714,448
Samuel D. Sledge(7) Chief Executive Officer	2021	455,962	―	2,216,599	―	457,500	34,588	3,164,649
David S. Schorlemer Chief Financial Officer	2021	450,000	75,000	1,342,668	―	356,400	282,713	2,506,781
	2020	101,435	125,000	387,749	―	59,348	69,218	742,750
Adam Muñoz(8) President and Chief Operating Officer	2021	475,193	―	1,796,100	―	470,300	46,142	2,787,735
	2020	407,232	―	795,311	―	316,585	22,495	1,541,623
Newton W. “Trey” Wilson III General Counsel and Corporate Secretary	2021	400,000	25,000	1,342,668	―	297,000	31,800	2,096,468
	2020	383,242	104,102	682,054	―	240,000	28,900	1,438,298
	2019	96,923	―	286,093	―	120,000	―	503,016

(1)
The amounts in this column represent the base salary each Named Executive Officer earned for the year indicated.

(2)
The amounts in this column for Messrs. Schorlemer and Wilson for 2021 reflect retention bonuses negotiated at the time of their appointment. The Company does not currently intend to pay any further retention bonuses for the foreseeable future. See “Compensation Discussion and Analysis—Elements of Compensation and 2021 Decisions in Detail—Employee Benefits, Perquisites and Special Payments—Retention Bonuses” above for additional information regarding these awards.

(3)
Amounts in this column for 2021 reflect the aggregate grant date fair value of the RSU and PSU awards granted in 2021 under the 2020 LTIP, calculated in accordance with FASB ASC Topic 718. The FASB ASC Topic 718 value for the RSUs was calculated using the closing price per share of our common stock on the date of grant applied to the total number of RSUs granted. The FASB ASC Topic 718 grant date fair value of the PSUs was determined using a Monte Carlo simulation. For information regarding assumptions underlying the valuation of equity awards, see Note 11 of the Consolidated Financial Statements included in our 2021 Annual Report on Form 10-K. The actual amount realized upon settlement of PSU and RSU awards will depend upon the market price of the Company’s stock on the settlement date and the Company’s performance (with respect to the PSUs).

(4)
Amounts in this column for 2021 represent the short-term cash incentive awards for performance during the 2021 fiscal year pursuant to the Annual Bonus Plan, determined based on achievement of the applicable performance metrics. See “Compensation Discussion and Analysis—Elements of Compensation and 2021 Decisions in Detail—Annual Cash Incentive Awards” above for additional informational regarding these awards.

(5)
Amounts in this column are comprised of the payments and benefits enumerated in the table below.

Name	Vehicle Allowance Program(a) ($)	Contribution to 401(k) Plan(b) ($)	Company Vehicle Use(c) ($)	Club Dues/ Membership Fees(d) ($)	Relocation, Housing Allowance & Travel Benefits(e) ($)	Tax Gross-Up(f) ($)	Total ($)
Phillip A. Gobe	―	17,400	5,780	5,522	464	―	29,166
Samuel D. Sledge	14,400	9,817	―	10,371	―	―	34,588
David S. Schorlemer	15,600	11,165	―	13,222	147,213	95,513	282,713
Adam Muñoz	14,400	17,400	―	14,342	―	―	46,142
Newton W. “Trey” Wilson III	14,400	17,400	―	3,026	―	―	31,800

(a)
The amounts in this column reflect the cost of the Company’s vehicle allowance program.

(b)
The amounts in this column reflect the Company’s contribution to each Named Executive Officer’s account in the Company’s 401(k) plan.

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(c)
The amounts in this column reflect the value of the Company vehicle provided to Mr. Gobe for his use while in Midland, Texas, which was determined by multiplying the number of miles he drove the vehicle in 2021 by $0.56, which is the Internal Revenue Service’s mileage reimbursement rate for business travel in 2021.

(d)
The amounts in this column reflect club dues or membership fees paid by the Company.

(e)
For Mr. Gobe, this amount represents spousal travel to the 2021 Company holiday party paid for by the Company. For Mr. Schorlemer, this amount includes costs associated with his relocation to Midland, Texas that were incurred in 2021, including temporary housing in Midland prior to the purchase of his home, relocation of his belongings from Houston, Texas to Midland, Texas, and costs associated with the sale of his property in Houston, Texas.

(f)
Represents a tax gross-up for amounts reimbursed in connection with the purchase of Mr. Schorlemer’s home in Midland, Texas.

(6)
Mr. Gobe resigned from his position as Chief Executive Officer and Chairman of the Board and became Executive Chairman of the Board, effective August 31, 2021. Effective March 31, 2022, Mr. Gobe will step down as Executive Chairman and his employment with the Company will end. Following March 31, 2022, he intends to continue serving the Company as Chairman of the Board.

(7)
Mr. Sledge was appointed as President, effective April 5, 2021, and subsequently as Chief Executive Officer, effective August 31, 2021.

(8)
Mr. Muñoz was appointed as Chief Operating officer, effective January 1, 2021, and subsequently as President and Chief Operating Officer, effective August 31, 2021.

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GRANTS OF PLAN-BASED AWARDS
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Phillip A. Gobe
Annual Bonus	―	434,950	869,900	1,739,800	―	―	―	―	―
RSUs	2/17/2021	―	―	―	―	―	―	155,578	1,519,997
PSUs	2/17/2021	―	―	―	116,684	233,367	466,734		3,582,183
Samuel D. Sledge
Annual Bonus	―	231,050	462,100	924,200	―	―	―	―	―
RSUs	2/17/2021	―	―	―	―	―	―	28,659	279,998
RSUs	8/31/2021	―	―	―	―	―	―	51,679	399,995
PSUs	2/17/2021	―	―	―	21,494	42,988	85,976	―	659,866
PSUs	8/31/2021	―	―	―	38,760	77,519	155,038	―	876,740
David S. Schorlemer
Annual Bonus	―	225,000	450,000	900,000	―	―	―		―
RSUs	2/17/2021	―	―	―	―	―	―	40,941	399,994
PSUs	2/17/2021	―	―	―	30,706	61,412	122,824	―	942,674
Adam Muñoz
Annual Bonus	―	237,500	475,000	950,000	―	―	―	―	―
RSUs	2/17/2021	―	―	―	―	―	―	45,035	439,992
RSUs	8/31/2021	―	―	―	―	―	―	12,919	99,993
PSUs	2/17/2021	―	―	―	33,777	67,553	135,106	―	1,036,939
PSUs	8/31/2021	―	―	―	9,690	19,379	38,758	―	219,176
Newton W. “Trey” Wilson III
Annual Bonus	―	200,000	400,000	800,000	―	―	―		―
RSUs	2/17/2021	―	―	―	―	―	―	40,941	399,994
PSUs	2/17/2021	―	―	―	30,706	61,412	122,824	―	942,674

(1)
Amounts in these columns represent the estimated payouts for annual cash incentive awards under the Annual Bonus Plan for 2021 assuming threshold, target and maximum performance achievement. For Messrs. Gobe and Sledge, these columns have been adjusted to take into account the value of their potential annual cash incentive calculated in light of their salary, and for Mr. Sledge, target annual cash incentive, adjustments during 2021. The actual amounts paid to our Named Executive Officers for 2021 can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. See “Compensation Discussion and Analysis—Elements of Compensation and 2021 Decisions in Detail—Annual Cash Incentive Awards” above for additional information regarding these awards.

(2)
These amounts represent the threshold, target and maximum number of PSUs granted to the Named Executive Officers during 2021. The number of PSUs which ultimately vest is based on the performance of the Company’s TSR relative to the TSR of the companies in our performance peer group during the three-year performance period ending on December 31, 2023, subject to the Named Executive Officer’s continued employment through such date.

(3)
Amounts in this column reflect RSUs granted to the Named Executive Officers during 2021. One-third of each such grant vests on each of the first three anniversaries of the applicable date of grant, subject to the Named Executive Officer’s continued employment through each such date.

(4)
These amounts represent the aggregate grant date fair value of RSUs and PSUs granted in 2021 to the Named Executive Officers, computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The grant date fair value of the PSUs is based on probable outcome with regard to the applicable performance metrics. For information regarding assumptions underlying the valuation of equity awards, see Note 11 of the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Executive Severance Plan
None of the Named Executive Officers is currently a party to an employment agreement or letter agreement with us. Instead, they participate in the Executive Severance Plan. For additional information regarding the terms and conditions of this plan please see “— Potential Payments Upon Termination or Change in Control—Executive Severance Plan.”
OUTSTANDING EQUITY AWARDS FOR FISCAL YEAR ENDED DECEMBER 31, 2021
The following table reflects information regarding outstanding and unvested stock options, RSUs and PSUs held by our Named Executive Officers as of December 31, 2021.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(2) ($)
Phillip A. Gobe	―	―	―	―	342,564	2,774,768	―	―
	―	―	―	―	―	―	1,060,753	8,592,099
Samuel D. Sledge	21,750	―	14.00	3/16/2027	―	―	―	―
	―	―	―	―	108,019	874,954	―	―
	―	―	―	―	―	―	237,567	1,924,293
David S. Schorlemer	―	―	―	―	59,081	478,556	―	―
	―	―	―	―	―	―	143,044	1,158,656
Adam Muñoz	48,938	―	14.00	3/16/2027	―	―	―	―
	―	―			92,174	746,609
	―	―					227,676	1,844,176
Newton W. “Trey” Wilson III	―	―	―	―	61,118	495,056
	―	―	―	―	―	―	130,376	1,056,046

(1)
The amounts in this column represent RSU awards held by each Named Executive Officer vest pro-rata over the applicable remaining vesting dates as follows, subject to the Named Executive Officer’s continued employment:

Name	Number of Unvested RSUs on 12/31/2021	Remaining Vesting Dates
Phillip A. Gobe	3,093	October 7, 2022
	27,865	February 11, 2022, and February 11, 2023
	156,028	March 13, 2022, and March 13, 2023
	155,578	February 17, 2022, February 17, 2023, and February 17, 2024
Samuel D. Sledge	1,667	March 18, 2022
	4,737	February 11, 2022, and February 11, 2023
	21,277	March 13, 2022, and March 13, 2023
	28,659	February 17, 2022, February 17, 2023, and February 17, 2024
	51,679	August 31, 2022, August 31, 2023, and August 31, 2024
David S. Schorlemer	18,140	October 13, 2022, and October 13, 2023
	40,941	February 17, 2022, February 17, 2023, and February 17, 2024
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Name	Number of Unvested RSUs on 12/31/2021	Remaining Vesting Dates
Adam Muñoz	2,942	March 18, 2022
	10,001	February 11, 2022, and February 11, 2023
	21,277	March 13, 2022, and March 13, 2023
	45,035	February 17, 2022, February 17, 2023, and February 17, 2024
	12,919	August 31, 2022, August 31, 2023, and August 31, 2024
Newton W. “Trey” Wilson III	4,851	October 7, 2022
	15,326	February 11, 2022, and February 11, 2023
	40,941	February 17, 2022, February 17, 2023, and February 17, 2024

(2)
The amounts in this column were calculated by multiplying $8.10, the closing price of our common stock on December 31, 2021, by the number of awards reported.

(3)
Pursuant to the applicable SEC rules, the amounts in this column and in the table below reflect (i) the maximum number of PSUs held by each Named Executive Officer that were granted in 2020 because performance as of December 31, 2021 was at target for such awards and (ii) the target number of PSUs held by each Named Executive Officer that were granted in 2021 because performance as of December 31, 2021 was above threshold but below target for such awards. Both the PSUs granted to the Named Executive Officers in 2020 and 2021 may vest, if at all, based on the performance of the Company’s stock relative to a peer group during the applicable three-year performance period as shown in the below table. The actual number of PSUs earned based on actual performance over the full performance period may range from 0% to 100% of the amount below for the 2020 PSUs and from 0% to 200% of the amount below for the 2021 PSUs.

Name	Number of Unvested PSUs on 12/31/2021	Applicable Performance Period End Date
Phillip A. Gobe	125,390	December 31, 2022
	702,126	December 31, 2022
	233,237	December 31, 2023
Samuel D. Sledge	21,316	December 31, 2022
	95,744	December 31, 2022
	42,988	December 31, 2023
	77,519	December 31, 2023
David S. Schorlemer	81,632	December 31, 2022
	61,412	December 31, 2023
Adam Muñoz	45,000	December 31, 2022
	95,744	December 31, 2022
	67,553	December 31, 2023
	19,379	December 31, 2023
Newton W. “Trey” Wilson III	68,964	December 31, 2022
	61,412	December 31, 2023
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2021 OPTION EXERCISES AND STOCK VESTED
	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Phillip A. Gobe	―	―	104,315	1,225,073
Samuel D. Sledge	―	―	21,310	232,421
David S. Schorlemer	―	―	9,070	92,695
Adam Muñoz	―	―	30,123	312,857
Newton W. “Trey” Wilson III	―	―	27,065	236,764

(1)
This column reflects the RSUs and PSUs held by each Named Executive Officer that vested during 2021. The target number of PSUs granted to the Named Executive Officers in 2019 vested.

(2)
This column reflects the aggregate market value realized by each Named Executive Officer upon vesting, calculated by multiplying the number of RSUs and PSUs that vested (including shares withheld for tax withholding purposes) by the closing price of our common stock on the applicable vesting date or, to the extent the vesting date was not a trading date, the closing price on the last trading date.

PENSION BENEFITS
We do not sponsor any qualified or non-qualified defined benefit pension plans.
NONQUALIFIED DEFERRED COMPENSATION
We do not have any non-qualified deferred compensation plans.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Executive Severance Plan
In 2020, the Board adopted the Executive Severance Plan, pursuant to which the Named Executive Officers are eligible to receive severance payments and benefits, as described in more detail below. None of the Named Executive Officers currently have an employment agreement with the Company. Pursuant to the terms of the Executive Severance Plan, the level of severance benefit for which a participant is eligible is determined based on their designated “Tier.” As of December 31, 2021, the Tier levels for each of the Named Executive Officers was as follows:
Name	Executive Severance Plan Tier Level
Phillip A. Gobe	Tier 1
Samuel D. Sledge	Tier 1
David S. Schorlemer	Tier 2
Adam Muñoz	Tier 2
Newton W. “Trey” Wilson III	Tier 2
Upon the Named Executive Officer’s termination without “Cause” or a resignation for “Good Reason” (each as defined in the Executive Severance Plan and described below), current participants in the Executive Severance Plan will be eligible to receive the following benefits:
•
A lump sum cash payment equal to 2.0 (for Tier 1 Executives), 1.5 (for Tier 2 Executives) or 1.0 (for Tier 3 Executives) times the sum of the participant’s (i) annualized base salary then in effect and (ii) target annual bonus for the year in which the termination occurred;

•
Any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives; and

•
Reimbursement for a portion of the cost of continuation coverage for the participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to COBRA for 12 months (or 18 months for Tier 1 Executives), unless such coverage is earlier terminated in accordance with the terms of the Executive Severance Plan.

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Upon a termination without Cause or a resignation for Good Reason within 12 months following a “Change in Control” (as defined in the Executive Severance Plan), participants in the Executive Severance Plan will be eligible to receive the following benefits:
•
A lump sum cash payment equal to 3.0 (for Tier 1 Executives), 2.0 (for Tier 2 Executives) or 1.5 (for Tier 3 Executives) times the sum of the participant’s (i) annualized base salary then in effect and (ii) target annual bonus as in effect immediately prior to the Change in Control;

•
Any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives;

•
A lump sum cash payment equal to a prorated target bonus for the year of termination based on days of service during the applicable calendar year; and

•
Full reimbursement of the cost of continuation coverage for the participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to the COBRA, for 12 months (or 18 months for Tier 1 Executives), unless such coverage is earlier terminated in accordance with the terms of the Executive Severance Plan.

Additionally, if a participant’s employment with the Company terminates as a result of his or her death or “Disability” (as defined in the Executive Severance Plan), then the participant will be eligible to receive the following benefits:
•
Any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives; and

•
A lump sum cash payment equal to a prorated target bonus for the year of termination based on days of service during the applicable calendar year.

In order to receive any of the foregoing severance benefits under the Executive Severance Plan, a participant must timely execute (and not revoke) a release of claims in favor of the Company and its affiliates. Further, the Executive Severance Plan requires continued compliance with certain confidentiality, non-competition, non-solicitation and non-disparagement covenants as set forth in the award agreements under the 2017 LTIP and the 2020 LTIP. If the severance benefits under the Executive Severance Plan would trigger an excise tax for a participant under Section 4999 or Section 280G of the Code (“Section 280G”) the Executive Severance Plan provides that the participant’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the participant would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.
As used in the Executive Severance Plan, the following terms generally mean:
“Cause” generally means the Named Executive Officer’s:
(i)
material breach of the employment agreement or any other agreement with the Company or its affiliates, subject to a 30-day notice and 15-day cure period,

(ii)
material breach of the Company’s or its affiliates’ policies or code of conduct applicable to the Named Executive Officer,

(iii)
violation of any law applicable to the workplace or employment relationship,

(iv)
gross negligence, material misconduct reflecting negatively on the Company, breach of fiduciary duty, fraud, theft or embezzlement,

(v)
conviction of or plea of nolo contendere to any felony (or state law equivalent) or any crime involving moral turpitude,

(vi)
material failure or refusal (other than due to Disability) to perform obligations or any lawful director from the Board or an officer of the Company, subject to a 30-day notice and 15-day cure period,

(vii)
unlawful use or possession of illegal drugs on the Company’s premises or while performing duties,

(viii)
failure to exercise the degree of care, skill and diligence as employees of ordinary skill and knowledge commonly possess and exercise, subject to a 30-day notice and 15-day cure period, or

(ix)
failure to act with undivided loyalty to the Company and its affiliates.

“Change in Control” has the meaning given to it under the 2020 LTIP, which is the same meaning given to such term under the 2017 LTIP and described below under “— 2017 LTIP.”
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“Good Reason” generally means:
(i)
the material diminution in the Named Executive Officer’s base salary, unless in connection with a general reduction in base salaries that affects all similarly situated employees,

(ii)
material diminution in the Named Executive Officer’s authority, duties, or responsibilities unless in connection with an internal investigation by the Company (provided that his or her removal from the board of directors or as an officer of any of the Company’s affiliates shall not constitute Good Reason),

(iii)
the material breach by the Company of any of its obligations under the agreement, or

(iv)
the Named Executive Officer’s relocation by more than 50 miles from his or her current place of business, in each case, subject to a 30-day notice period, 15-day cure period and the Named Executive Officer’s resignation within 75 days of the end of the cure period.

“Disability” generally means the Named Executive Officer’s inability to perform the essential functions of his or her job due to physical or mental impairment for a period that exceeds 120 consecutive days or 180 total days in any 12-month period, as determined by the Board.
2017 LTIP
All equity awards granted to the Named Executive Officers prior to 2021 are subject to the following terms.
Only Messrs. Sledge and Muñoz hold stock options under the ProPetro Holding Corp. 2017 Incentive Award Plan (the “2017 LTIP”). The stock options granted under the 2017 LTIP are fully vested. The vested and outstanding stock options awarded under the 2017 LTIP will remain outstanding and exercisable for 90 days following a Named Executive Officer’s termination of service without “Cause” or due to his resignation for “Good Reason” and will remain outstanding and exercisable for 12 months following a Named Executive Officer’s termination of service due to his death, “Disability” or “Retirement.”
Pursuant to the 2017 LTIP, in the event of a termination of employment of a Named Executive Officer due to his death, Disability or Retirement, (i) all unvested RSUs that would have vested had the Named Executive Officer continued his service during the 12 months following the termination will vest on such termination or resignation date, and (ii) with respect to any unvested PSUs, if such termination of employment occurs within one year prior to the last day of the applicable performance period, the Named Executive Officer’s unvested PSUs will remain outstanding and eligible to vest at the end of the applicable performance period.
In the event of a termination of a Named Executive Officer by the Company without Cause upon or within one year following a “Change in Control,” all unvested RSUs and PSUs will immediately vest based on performance as of the date of the Change in Control. In the event of a termination of employment of a Named Executive Officer for any other reason, all unvested RSUs and PSUs will be forfeited immediately upon the termination.
To receive the above described severance payments and benefits, the Named Executive Officers must execute a release of claims in favor of the Company and comply with the terms of certain restrictive covenants, including a one-year non-competition and two-year non-solicitation obligation as well as a perpetual confidentiality and non-disparagement obligations.
As used in the 2017 LTIP and the award agreements thereunder, “Cause” and “Disability” generally have the meanings set forth below. In addition, “Retirement” and “Change in Control” generally have the meanings set forth below.
“Cause” generally means the Named Executive Officer’s:
(i)
willful failure to substantially perform his or her duties,

(ii)
willful failure to carry out, or comply with, in any material respect any lawful directive of our board of directors,

(iii)
commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, a plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any felony or crime involving moral turpitude,

(iv)
unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing his or her duties and responsibilities,

(v)
commission at any time of any act of fraud, embezzlement, misappropriation, misconduct, conversion of assets of the Company or breach of fiduciary duty against the Company, or

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(vi)
material breach of the employment agreement or any other agreement with the Company, subject to certain procedural requirements.

“Change of Control” generally means:
(i)
any transaction or series of transactions whereby any person, other than the Company, any of its subsidiaries or any Company benefit plan, acquires beneficial ownership of 30% or more of the total combined voting power of the Company’s securities,

(ii)
the current members of the Board cease to constitute a majority of the Board for any reason,

(iii)
the consummation by the Company of a merger, consolidation, reorganization or business combination or a sale of all or substantially all of the Company’s assets, unless:

(a)
the Company controls the successor entity,

(b)
no person owns 50% or more of the combined voting power of the successor entity, or

(c)
the current members of the Board represent the majority of the successor entity’s board, or

(iv)
the tenth day following the complete dissolution of the Company.

“Disability” generally means the Named Executive Officer’s inability to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.
“Retirement” generally means the termination of the Named Executive Officer’s employment following his attainment of both (i) age 60 and (ii) ten years of service with the Company or one of its affiliates.
2020 LTIP
All equity awards granted to the Named Executive Officers’ during 2021 are subject to the following terms.
Pursuant to the ProPetro Holding Corp. 2020 Long Term Incentive Plan (the “2020 LTIP”), in the event of a termination of employment of a Named Executive Officer due to his or her death or “Disability,” (i) all unvested RSUs that would have vested had the Named Executive Officer continued his or her service during the 12 months following the termination will vest on such termination or resignation date, and (ii) with respect to any unvested PSUs, if such termination of employment occurs within one year prior to the last day of the applicable performance period, the Named Executive Officer’s unvested PSUs will remain outstanding and eligible to vest at the end of the applicable performance period.
In the event of a termination of a Named Executive Officer by the Company without “Cause” upon or within one year following a “Change in Control,” all unvested RSUs and PSUs will immediately vest based on performance as of the date of the Change in Control. In the event of a termination of employment of a Named Executive Officer for any other reason, all unvested RSUs and PSUs will be forfeited immediately upon the termination.
In the event of a Change in Control, the performance period for all unvested PSUs will be deemed to have ended as of the date of the Change in Control and the PSUs for which the performance goal was obtained as of the date of the Change in Control will remain outstanding and eligible to vest at the end of the applicable performance period, subject to the Named Executive Officer’s continued employment through such date.
To receive the above-described severance payments and benefits, the Named Executive Officers must execute a release of claims in favor of the Company and comply with the terms of certain restrictive covenants, including a one-year non-competition and two-year non-solicitation obligation as well as a perpetual confidentiality and non-disparagement obligations.
The 2020 LTIP further specifies that unless otherwise provided for in an award agreement, if any awards under the 2020 LTIP are not assumed or substituted by a successor entity in a Change in Control, then all outstanding awards will become fully vested as of the date of the Change in Control (for PSUs, based on the greater of  (i) target and (ii) actual performance as of the date of the “Change in Control”).
As used in the 2020 LTIP and the award agreements thereunder, “Cause,” “Change in Control” and “Disability” generally have the meanings set forth below.
“Cause” has the meaning given to it under the Executive Severance Plan, described above under “— Executive Severance Plan.”
“Change of Control” has the meaning given to it under the 2017 LTIP, described above under “— 2017 LTIP.”
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“Disability” has the meaning given to it under the Executive Severance Plan, described above under “— Executive Severance Plan.”
Other Restrictive Covenants
On September 25, 2019, we entered into an employment agreement with Mr. Wilson (the “Wilson Employment Agreement”). However, Mr. Wilson executed a participation agreement as a Tier 3 Executive under the Executive Severance Plan on March 30, 2020 and subsequently on July 28, 2021 as a Tier 2 Executive, that superseded and replaced the Wilson Employment Agreement in all respects except with respect to the restrictive covenants set forth in the Wilson Employment Agreement, which survived the termination of the Wilson Employment Agreement. As a result, Mr. Wilson will still be subject to noncompetition and non-solicitation covenants through the first anniversary of his termination of employment. See “— Executive Severance Plan” below for a description of the severance payments and benefits for which Mr. Wilson is eligible.
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Quantification of Benefits on Termination
The table below quantifies the payments and benefits that would have been paid to our Named Executive Officers pursuant to the terms of the Executive Severance Plan and the equity award agreements in the event of certain terminations of employment with us, had such terminations occurred on December 31, 2021.
Name	Payments and Benefits	Termination without Cause or Resignation for Good Reason(1) ($)	Termination as a Result of Death, Disability(2) ($)	Termination as a Result of Retirement(3) ($)	Termination without Cause within One Year Following a Change in Control(4) ($)	Resignation for Good Reason within One Year Following a Change in Control(4) ($)
Phillip A. Gobe	Cash Severance(5)	3,240,000	―	―	4,860,000	4,860,000
	Pro-Rata Bonus(6)	―	861,200	―	861,200	861,200
	COBRA Subsidy(7)	7,483	―	―	19,306	19,306
	RSU and PSU Acceleration(8)	―	4,541,314	4,121,256	7,864,290	―
	Total	3,247,843	5,402,514	4,121,256	13,604,796	5,740,506
Samuel D. Sledge	Cash Severance(5)	1,900,000	―	―	2,850,000	2,850,000
	Pro-Rata Bonus(6)	―	457,500	―	457,500	457,500
	COBRA Subsidy(7)	8,097	―	―	25,820	25,820
	RSU and PSU Acceleration(8)	―	670,324	592,944	2,255,153	―
	Total	1,908,097	1,127,824	592,944	5,588,473	3,333,320
David S. Schorlemer	Cash Severance(5)	1,215,000	―	―	1,620,000	1,620,000
	Pro-Rata Bonus(6)	―	356,400	―	356,400	356,400
	COBRA Subsidy(7)	5,403	―	―	17,459	17,459
	RSU and PSU Acceleration(8)	―	514,642	404,101	1,266,808	―
	Total	1,220,403	871,042	404,101	3,260,667	1,993,859
Adam Muñoz	Cash Severance(5)	1,425,000	―	―	1,900,000	1,900,000
	Pro-Rata Bonus(6)	―	470,300	―	470,300	470,300
	COBRA Subsidy(7)	5,403	―	―	17,459	17,459
	RSU and PSU Acceleration(8)	―	876,979	720,511	1,964,428	―
	Total	1,430,403	1,347,279	720,511	4,352,187	2,387,759
Newton W. “Trey” Wilson III	Cash Severance(5)	1,050,000	―	―	1,400,000	1,400,000
	Pro-Rata Bonus(6)	―	297,000	―	297,000	297,000
	COBRA Subsidy(7)	―	―	―	―	―
	RSU and PSU Acceleration(8)	―	491,208	380,668	1,232,002	―
	Total	1,050,000	788,208	380,668	2,929,002	1,697,000

(1)
Amounts in this column reflect payments made upon termination by the Company without “Cause” or by the Named Executive Officer for “Good Reason.” Such quoted terms are as defined in the Executive Severance Plan, as described above.

(2)
Amounts in this column reflect payments made upon termination as a result of the Named Executive Officer’s death or “Disability.” “Disability” is as defined in the Executive Severance Plan for the pro-rata bonus payable upon such termination of employment and is as defined in the applicable award agreements for the equity award acceleration, each as described above.

(3)
Amounts in this column reflect payments made upon termination as a result of the Named Executive Officer’s “Retirement” (as defined in the applicable award agreements and described above).

(4)
Amounts in this column reflect payments made upon termination by the Company without Cause or by the Named Executive Officer for Good Reason, in each case, within 12 months following a “Change in Control.” As described above under “— 2017 LTIP” and under “— 2020 LTIP,” RSUs and PSUs granted under the 2017 LTIP and the 2020 LTIP are accelerated in connection with a Named Executive Officer’s termination without Cause within 12 months

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following a Change in Control but are not accelerated in connection with a Named Executive Officer’s resignation for Good Reason, whether or not such resignation follows a Change in Control.
(5)
Pursuant to the Executive Severance Plan, upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, each Named Executive Officer will receive either 2.0 (for Messrs. Gobe and Sledge) or 1.5 (for Messrs. Schorlemer, Muñoz and Wilson) times the sum of his annual base salary and the target amount of his annual bonus for the year in which the termination occurs, payable in a lump sum following the termination of employment.

(6)
Pursuant to the terms of the Executive Severance Plan, upon a termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, in each case, within one year following a Change in Control, or upon a termination of employment due to the Named Executive Officer’s death or Disability, each Named Executive Officer will receive a pro-rata bonus, based upon the number of days each such Named Executive Officer was employed by the Company during the applicable calendar year and achievement of target performance. The target bonuses payable to the Named Executive Officers are included in the table because the Named Executive Officers would have been employed for the full year if their termination occurred on December 31, 2021.

(7)
Pursuant to the terms of the Executive Severance Plan, upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, the Company will reimburse each of the Named Executive Officers for the difference between the cost of the COBRA premiums and the cost for similarly-situated employees to effect such coverage under the Company’s group health plans for up to 18 months for Messrs. Gobe and Sledge and up to 12 months for Messrs. Schorlemer, Muñoz and Wilson following such termination. Upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, in each case, within 12 months following a Change in Control, the Company will reimburse each of the Named Executive Officers for the full amount of the COBRA premiums for up to 18 months for Messrs. Gobe and Sledge and up to 12 months for Messrs. Schorlemer, Muñoz and Wilson. The COBRA reimbursement amount is based on the premiums in effect on December 31, 2021 and each applicable Named Executive Officer’s elections in place on such date, which are assumed for purposes of this table to remain the same throughout the period for which the COBRA reimbursement would be available. Mr. Wilson was not a participant in the Company’s medical plans as of December 31, 2021, so no value is included in this table for such benefit.

(8)
For the RSUs, these amounts are calculated by multiplying the number of RSUs that would have become vested upon the applicable event by $8.10, the closing price of our common stock on December 31, 2021. These amounts are calculated for the PSUs by multiplying the number of PSUs that would become vested upon the applicable event by $8.10, the closing price of our common stock on December 31, 2021. The number of PSUs used in such calculation reflects actual performance as of December 31, 2021, which was at 100% for the PSUs granted in 2020 and 92% for the PSUs granted in 2021. Such actual performance is used for purposes of calculating the value of the PSUs in this table. However, PSUs that vest as a result of a Named Executive Officer’s death, Disability or, for PSUs granted under the 2017 LTIP, Retirement will vest based on actual performance as of the end of the applicable performance period, and, as a result, the amounts included reflect estimated payouts of such PSUs.

PROPETRO 2022 Proxy Statement | 52

Executive Compensation
CEO Pay Ratio
2021 CEO PAY RATIO
As of December 31, 2021, the Company employed approximately 1,500 people, all in the United States. Using a consistently applied compensation measure, we determined as of December 31, 2021 the total annual cash compensation of each of our employees (excluding our Chief Executive Officer), and then identified the “median employee” within our employee population.
To identify the median compensated employee, we used total annual cash compensation, including base salary, actual bonus paid and overtime and allowances, as applicable. Salaries were annualized for those full- and part-time employees who did not work for the full year. Reasonable estimates of cash compensation were made for those employees who were hired during 2021 using current base salary and target bonus amounts and any overtime or allowances paid during 2021. Once the median employee was identified, we determined his or her annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC rules, which resulted in annual total compensation for the median employee equal to $95,007 for 2021. This calculation is the same calculation used to determine total compensation for purposes of the 2021 Summary Compensation Table with respect to each of the Named Executive Officers.
Our Chief Executive Officer’s 2021 total compensation was $3,164,649. Therefore, the ratio of our Chief Executive Officer’s compensation to the median employee’s compensation was approximately 33 to 1 for 2021.
Employee	2021 Annual Total Compensation ($)	Estimated Pay Ratio
Chief Executive Officer	3,164,649	33:1
Median employee, other than our CEO	95,007
SEC rules do not specify a single methodology for identification of the median employee, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s pay ratio as disclosed above. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.
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Executive Compensation
Equity Compensation Plan Information
The table below sets forth information regarding awards outstanding under the Stock Option Plan of ProPetro Holding Corp. (the “Stock Option Plan”), the 2017 LTIP, and the 2020 LTIP, as of December 31, 2021:
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) ($) (c)
Equity compensation plans approved by security holders	3,670,358	4.12	3,548,689
Equity compensation plans not approved by security holders	―	―	―
Total	3,670,358	4.12	3,548,689

(1)
Includes 296,379 option awards granted under the Stock Option Plan; 501,272 option awards, 569,904 RSU awards and 808,638 PSU awards (assuming achievement of target payout of 100%) granted under the 2017 LTIP; and 843,391 RSU awards and 650,774 PSU awards (assuming achievement of target payout of 100%) granted under the 2020 LTIP. The weighted average exercise price in column (b) does not take the RSU awards or PSU awards into account.

(2)
This column reflects the number of awards that remain available for future issuance pursuant to the 2020 LTIP as of December 31, 2021. No further awards may be granted under the Stock Option Plan or the 2017 LTIP.

PROPETRO 2022 Proxy Statement | 54

Audit Matters
Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2022. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2013. We are asking the stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte & Touche LLP was appointed by the Audit Committee in accordance with its charter.
In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests. The Audit Committee has pre-approved all services provided by Deloitte & Touche LLP.
It is expected that one or more representatives of Deloitte & Touche LLP will be available to participate in the 2022 annual meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representative(s) will be available to respond to appropriate questions from the stockholders.
VOTE REQUIRED
The approval of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of the holders of a majority of the shares represented at the meeting (in person, online or by proxy) and entitled to vote. As a result, abstentions will have the same effect as votes against this proposal. We do not expect any broker non-votes in connection with this proposal.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

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Audit Matters
Deloitte & Touche LLP Fees for Fiscal Years 2021 and 2020
The following table sets forth the fees incurred by us in fiscal years 2021 and 2020 for services performed by Deloitte & Touche LLP:
	Year Ended December 31,
Deloitte Fees	2021 ($)	2020 ($)
Audit fees(1)	2,363,746	3,631,940
All other fees(2)	195,758	140,665
Total fees	2,559,504	3,772,605

(1)
Audit fees include fees billed for professional services rendered for the audit of our annual consolidated financial statements, the audit of our system of internal control over financial reporting, the review of interim consolidated financial statements included in our quarterly reports, consents and comfort letters provided in connection with the filing of registration statements, other related services that are normally provided in connection with statutory and regulatory filings, and related out-of-pocket expenses.

(2)
All other fees consisted principally of fees for tax compliance and tax advice.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the Company’s independent registered public accounting firm’s audit fees, audit-related fees, tax fees and fees for other services. The Chairman of the Audit Committee has the authority to grant pre-approvals that are within the pre-approval policy and are presented to the Audit Committee at a subsequent meeting. For the year ended December 31, 2021, the Audit Committee approved 100% of the services described above under the captions “Audit Fees” and “All Other Fees”.
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Audit Matters
Report of the Audit Committee
The Audit Committee assists our Board in overseeing:
(i)
the integrity of our consolidated financial statements,

(ii)
our compliance with legal and regulatory requirements,

(iii)
the independent auditor’s qualifications and independence,

(iv)
the performance of our independent auditor, and

(v)
the design and implementation of the Company’s internal audit function and the performance of the internal audit function after it has been established.

In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditor and our financial management. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The independent auditor reports directly to the Audit Committee.
Management is responsible for the:
•
preparation, presentation and integrity of our consolidated financial statements,

•
accounting and financial reporting principles,

•
internal control over financial reporting, and

•
procedures designed to ensure compliance with accounting standards, applicable laws and regulations.

Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control over financial reporting. Our independent auditor, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements.
The Audit Committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of our independent auditor. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.
The Audit Committee has met with our independent auditor and discussed the overall scope and plans for their audit. The Audit Committee met with the independent auditor to discuss matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board.
Our independent auditor also provided to the Audit Committee the written disclosures and the letter required by applicable standards of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditor its independence. When considering the independence of Deloitte & Touche LLP, the Audit Committee considered the non-audit services provided to the Company by the independent auditor and concluded that such services are compatible with maintaining the auditor’s independence.
The Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2021 with management and Deloitte & Touche LLP. Based on the Audit Committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent auditors, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K as filed with the SEC.
The Audit Committee of the Board of Directors
ANTHONY J. BEST	ALAN E. DOUGLAS	G. LARRY LAWRENCE
Chair
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Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
PRINCIPAL STOCKHOLDERS
The following table presents certain information as of February 22, 2022, based on 103,706,217 shares of common stock outstanding as of such date, as to:
•
each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,

•
each director and director nominee,

•
each Named Executive Officer, and

•
all current directors and executive officers as a group.

Unless otherwise indicated, the address for each beneficial owners in this table is c/o ProPetro Holding Corp., 1706 S. Midkiff, Midland, Texas 79701.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
Pioneer Natural Resources Company(1) 5205 N. O’Connor Blvd., Suite 200, Irving, Texas 75039-3746	16,600,000	16.0%
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	16,654,104	16.1%
THRC Holdings, L.P.(3) 17018 IH 20 Cisco, Texas 76437	8,956,963	8.6%
The Vanguard Group(4) 100 Vanguard Boulevard, Malvern, Pennsylvania 19355	9,598,823	9.3%
Name of Beneficial Owner(5)	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Directors
Phillip A. Gobe	194,265	*
Samuel D. Sledge	25,740	*
Spencer D. Armour III	298,416	*
Mark S. Berg	12,274	*
Anthony J. Best	61,747	*
Michele Vion	50,957	*
Alan E. Douglas	67,899	*
G. Larry Lawrence	28,776	*
Jack B. Moore	67,899	*
Named Executive Officers
David S. Schorlemer	16,825	*
Adam Muñoz	49,374	*
Newton W. “Trey” Wilson III	39,478	*
All Directors and Executive Officers as a Group (12 Persons)	913,650	0.9%
PROPETRO 2022 Proxy Statement | 58

Stock Ownership Information
*
Less than 1%.

(1)
Based on a Schedule 13D filed on January 7, 2019. Represents shares of our common stock beneficially owned by Pioneer. The shares of our common stock are directly owned by Pioneer Natural Resources Pumping Services LLC, a wholly owned subsidiary of Pioneer Natural Resources USA, Inc., which is a wholly owned subsidiary of Pioneer.

(2)
Based on a Schedule 13G filed on January 27, 2022. Represents shares of our common stock held by BlackRock, Inc. and certain of its affiliates, referred to collectively as BlackRock. BlackRock has sole voting power over 16,151,967 shares and sole dispositive power over 16,654,104 shares.

(3)
Based on a Schedule 13D Filed on December 22, 2021. Represents 8,956,963 shares over which THRC Holdings, L.P. has shared voting power and shared dispositive power.

(4)
Based on a Schedule 13G/A Filed on February 10, 2022. Represents (i) 0 shares over which The Vanguard Group has sole voting power (ii) 126,040 shares over which The Vanguard Group has shared voting power, (iii) 9,429,939 over which The Vanguard Group has sole dispositive power, and (iv) 168,884 over which The Vanguard Group has shared dispositive power.

(5)
For each officer and director, includes shares of common stock that are issuable pursuant to options that are currently exercisable or exercisable within 60 days, and RSUs that are eligible to vest within 60 days.

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Additional Information
Information about the Annual Meeting and Voting
Our Board of Directors is soliciting proxies for the 2022 annual meeting of stockholders, and at any continuations, adjournments or postponements of the meeting, to be held:
When	Where	Record Date	Date of Distribution
April 19, 2022 10:00 a.m. Central Time	2518 FM 307 Midland, Texas 79706 and http://www.viewproxy.com/ propetro/2022	February 22, 2022	This proxy statement and our 2021 Annual Report on Form 10-K will be mailed on or about March 7, 2022
This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 19, 2022
This proxy statement and our 2021 Annual Report on Form 10-K to stockholders are each available at http://www.viewproxy.com/propetro/2022

Who can attend and vote at the meeting?
The Board set February 22, 2022 as the record date for the meeting. You can attend and vote at the meeting if you were a holder of our common stock at the close of business on the record date, February 22, 2022, or if you are a holder of a valid proxy for the meeting.

How do I attend the meeting?
Due to the ongoing public health concerns regarding the COVID-19 pandemic, the Board has directed that the annual meeting be held as a hybrid meeting, meaning that we will host the meeting in person and via the Internet and stockholders can choose to attend either physically or remotely.
Given the ongoing public health and safety concerns related to COVID-19, we ask that each stockholder evaluate the relative benefits to them personally of in-person attendance at the annual meeting and take advantage of the ability to attend the meeting via the Internet. If you elect to attend the annual meeting in person, we ask that you follow recommended guidance and any applicable mandates or executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. Further, please note that if you plan to attend in person, you will need to follow any masking and social distancing requirements of the venue at which the meeting will be held. If, on the date of the meeting, you are not feeling well or think you may have been exposed to COVID-19, we ask that you attend via the Internet and/or vote by proxy for the meeting. Please be advised that we will monitor any further developments with COVID-19 and the impact on the annual meeting. If we determine that it is not advisable to hold the in-person option for the Annual Meeting, we will, as promptly as possible, announce details on changes to the annual meeting, including by issuing a press release, posting such information on our website and filing of additional proxy materials with the United States Securities and Exchange Commission (the “SEC”).
In Person. To attend the annual meeting in person, you must call our Director of Finance at (432) 276-3389 no later than 5:00 p.m. Central Time on April 18, 2022 to have your name placed on the attendance list. In order to be admitted into the meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver’s license or passport). If your bank or broker holds your shares in street
PROPETRO 2022 Proxy Statement | 60

Additional Information
name, you will also be required to present proof of beneficial ownership of our common stock on the record date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our common stock at the close of business on the record date. In addition, if your bank or broker holds your shares in street name, you must obtain legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.
Virtually. To attend the annual meeting virtually, you must register in advance at http://www.viewproxy.com/propetro/2022 by April 17, 2022 at 11:59 p.m. If you are a stockholder of record or an appointed proxyholder of a stockholder of record, follow the instructions on the meeting website and enter the 11-digit control number found on your proxy card or voting instruction form you previously received along with the meeting password to be admitted to the meeting. You may vote during the meeting by following the instructions that will be available on the virtual meeting website during the meeting. If you are a beneficial holder, meaning you hold your shares through a broker, bank or other nominee, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the annual meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2022 annual meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.viewproxy.com/propetro/2022. You may only vote during the meeting by emailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.
If you experience any technical difficulties during the check-in time or during the annual meeting or trouble accessing the annual meeting’s website, please call (US) 1 (866) 612-8937 or (international) 1 (973) 873-7684. You can also e-mail virtualmeeting@viewproxy.com for assistance.

What proposals will be voted on at the meeting and how does the Board recommend that I vote?
Three proposals are scheduled to be voted upon at the meeting. At the meeting we will ask stockholders to:
Proposals	Board Recommendation	Page Reference
1 Elect the nine directors named in this proxy statement as members of the Board to serve until our 2033 annual meeting of stockholders	FOR each nominee	6
2 Approve, on an advisory basis, our named executive officers’ compensation (Say-on-Pay)	FOR	24
3 Ratify the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR	55

Why did I receive a Notice of Internet Availability of Proxy Materials?
As permitted by the rules of the SEC, we are making this proxy statement and our 2021 annual report to stockholders available electronically via the Internet. On or about March 7, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 annual report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 annual report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

How do I cast my vote?
Even if you plan to attend the annual meeting, in person or virtually, we recommend that stockholders vote by proxy to ensure your vote is represented in the event you later decide not to attend, as well as to speed the tabulation of votes. Have your proxy card, Internet Notice or voting instruction form in hand and follow the instructions.
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Additional Information
	INTERNET	TELEPHONE	MOBILE DEVICE	MAIL	AT THE MEETING
REGISTERED HOLDERS	www.AALVote.com/ PUMP, 24/7	Call 1 (866) 804-9616 (toll-free), 24/7	Scan the QR code	Sign, date and mail the proxy card, which you may have received by mail., using the postage-paid envelope provided	Attend the annual meeting and cast your ballot
BENEFICIAL OWNERS (HOLDERS IN STREET NAME)	Follow the instructions provided by your broker, bank or other nominee			Return a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available	To attend the annual meeting, you will need proof of ownership and a legal proxy from your broker, bank or other nominee
DEADLINE	11:59 p.m. Eastern Time on April 18, 2022, if you are a registered holder	If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee
In the event that you submit a proxy but do not indicate any voting instructions, your shares will be voted as recommended by the Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any continuation, postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting other than the proposals noted herein.
If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the voting instruction card in the addressed, postage paid envelope provided by your broker, bank or other nominee.
In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on “routine” matters, but not on non-routine matters. The only “routine” matter to be voted upon at the meeting is the ratification of the appointment of independent auditors.
Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of directors or the non-binding advisory vote on our executive officer compensation unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each proposal for further information.
If you hold shares through a broker, bank or other nominee and wish to be able to vote during the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present such legal proxy to the inspector of election with your ballot at the meeting (if attending in person) or provide such legal proxy during registration, and you will be assigned a virtual control number in order to vote your shares during the annual meeting (if attending virtually). You may only vote during the meeting by emailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

Can I revoke or change my proxy?
Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our General Counsel and Corporate Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting, in person or virtually, and voting during the meeting, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting, in person or virtually, during the meeting if you obtain a legal proxy as described above.
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Additional Information

Can I ask questions before or during the annual meeting?
Stockholders who wish to submit a question in advance may do so at http://www.viewproxy.com/propetro/2022. Stockholders also may submit questions live during the annual meeting. The Company is committed to transparency. All questions received before or during the annual meeting, and the Company’s responses, will be posted to our Investor Relations website at https://ir.propetroservices.com/ promptly after the annual meeting. Personal details may be omitted for data protection purposes. If we receive substantially similar questions, we may group these questions together and provide a single response to avoid repetition.

Who pays the costs of solicitation?
We will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of us, without additional compensation, personally or by telephone. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Who will count the vote?
The inspector of election will count the vote. Alliance Advisors will act as the inspector of election.

What is a “quorum”?
A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present in person, online or represented by proxy. A stockholder will be considered present virtually at the annual meeting by logging in to the annual meeting using their unique control number and meeting password or by appointing a proxy. Your shares will be counted for purposes of determining if there is a quorum if you are present, in person or virtually, and vote during the meeting; or have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction card by mail.
Votes withheld, abstentions and, for “routine matters” broker non-votes (discussed below) are counted as present and entitled to vote for purposes of determining a quorum.

What happens if there is not a quorum at the meeting?
Pursuant to our bylaws, the meeting may be adjourned by a majority of the shares represented at the meeting to reconvene at the same or some other place. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjournment shall be given to each stockholder of record entitled to vote at the meeting. If the adjournment is for less than 30 days, no additional notice will be delivered.

What is an abstention and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the advisory approval of our named executive officers’ compensation and the ratification of the appointment of our independent registered public accounting firm, represent a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors. Abstentions have the effect of a vote “AGAINST” in the case of the advisory approval of our named executive officers’ compensation and the ratification of the appointment of our independent registered public accounting firm.
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Additional Information

What are broker non-votes and how will they be treated?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the advisory approval of our named executive officers’ compensation. Broker non-votes will have no effect on the election of directors or the advisory approval of our named executive officers’ compensation.

What vote is required to approve each item?
The following table sets forth the voting requirement with respect to each of the proposals:
Proposal	Vote Requirement	Effect of Abstentions	Effect of Broker Non-Votes
1 Election of Directors	The plurality of the votes cast. This means that the nine nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	No effect	No effect
2 Say-on-Pay	The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting (in person, online or by proxy) and entitled to vote.	The effect of a vote “AGAINST”	No effect
3 Ratification of the Appointment of Our Independent Auditor	The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting (in person, online or by proxy) and entitled to vote.	The effect of a vote “AGAINST”	A broker is entitled to vote shares held for a beneficial owner on “routine” matters, without instructions from the beneficial owner of those shares

What does it mean if I get more than one Internet Notice or more than one set of proxy materials?
Your shares are probably registered in more than one account. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How many votes can I cast?
On all matters you are entitled to one vote per share of common stock that you held as of the record date.

Where can I find the voting results of the meeting?
The preliminary voting results will be announced at our annual meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of our annual meeting.
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Additional Information
Information about Stockholder Proposals
If you want to present a proposal of business or nominate persons for election to the Board at the 2023 annual meeting of stockholders or nominate a person for election to the Board at such meeting, you must give us written notice no later than the close of business on January 19, 2023 and no earlier than the opening of business on December 20, 2022, and follow the procedures outlined in our Bylaws. You may request a copy of the provisions of the Bylaws governing the requirements for notice at the below address. If the date of the 2023 annual meeting of stockholders is more than 30 days before or more than 60 days after April 19, 2023, the one year anniversary of the 2022 annual meeting of stockholders, your notice of a proposal will be timely if we receive it no earlier than the opening of business on the 120th day before the actual date of such meeting and no later than the later of:
(i)
the close of business on the 90th day before the actual date of such meeting, and

(ii)
the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public.

SEC rules permit management to vote proxies in its discretion in certain cases if a stockholder does not comply with this deadline and, in certain other cases notwithstanding a stockholder’s compliance with this deadline.
If you wish to submit a proposal to be considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, you must submit the proposal so that it is received by November 5, 2022. If the date of the 2023 annual meeting of stockholders is more than 30 days from April 19, 2023, the one-year anniversary date of the 2022 annual meeting of stockholders, a notice will be timely if we receive it a reasonable time before we begin to print and send our proxy materials for such meeting.
In each case, your notice should be sent in writing to:
ProPetro Holding Corp. Attention: General Counsel and Corporate Secretary P.O. Box 873 Midland, Texas 79702
Annual Report on Form 10-K
A copy of our Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on February 22, 2022 without charge by contacting:
INVESTOR RELATIONS (432) 688-0012
ProPetro Holding Corp. Attention: General Counsel and Corporate Secretary P.O. Box 873 Midland, Texas 79702
A reasonable fee will be charged for copies of exhibits. You may also access our Annual Report on Form 10-K for the year ended December 31, 2021 and our other filings with the SEC at www.propetroservices.com.
65 | ir.propetroservices.com

Additional Information
Other Matters
The persons designated to vote shares covered by our Board’s proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.
By Order of the Board of Directors,
Newton W. Wilson III
General Counsel and Corporate Secretary
Midland, Texas
March 7, 2022
PROPETRO 2022 Proxy Statement | 66

NEW YORK STOCK EXCHANGE
PROPETRO®
PUMP
LISTED
NYSE

ProPetro Holding Corp.
1706 S. Midkiff Road
Midland, Texas 79701
propetroservices.com
NYSE: PUMP

PROPETRO HOLDING CORP. PROXY FOR ANNUAL MEETING TO BE HELD ON APRIL 19, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints each of Samuel D. Sledge and Newton W. Wilson III as attorney and proxy for the undersigned, with the power to appoint his substitute, to represent and to vote all the shares of common stock of PROPETRO HOLDING CORP. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held in person and via the Internet on Tuesday, April 19, 2022 at 10:00 A.M. Central Time and at any postponements, continuations or adjournments thereof  (the “Annual Meeting”). In their discretion, the proxies are authorized to vote upon (i) the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (ii) any matter that the Board of Directors of the Company did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (iii) any other matter that may properly come before the Annual Meeting or any postponements, continuations or adjournments thereof. This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees set forth in PROPOSAL 1 and “FOR” PROPOSALS 2 and 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (IMPORTANT — This Proxy must be signed and dated on the reverse side.)PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for theAnnual Meeting of Stockholders to be held April 19, 2022.The Proxy Statement and our 2021 Annual Report to Stockholders are available at:http://www.viewproxy.com/propetro/2022

Please mark your votes like this ☒

Vote on Proposals

1. Election of Directors

Nominees		Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees
01 Samuel D. Sledge	06 Michele Vion	☐	☐
02 Phillip A. Gobe	07 Alan E. Douglas		
03 Spencer D. Armour III	08 G. Larry Lawrence		
04 Mark S. Berg	09 Jack B. Moore		
05 Anthony J. Best			

____

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Please indicate if you plan to attend this meeting ☐

CONTROL NUMBER

➞ [ ]

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Date: ____________________

____

Signature

____

Signature (if held jointly)

PROPETRO HOLDING CORP.

CONTROL NUMBER

➞ [ ]

PROXY VOTING INSTRUCTIONS

INTERNET

Vote Your Proxy on the Internet:

www.AALVote.com/PUMP

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone: Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

The Board of Directors recommends a vote FOR all nominees in Proposal 1. Vote on Proposals 1. Election of Directors 01 Samuel D. Sledge 02 Phillip A. Gobe 03 Spencer D. Armour III04 Mark S. Berg 05 Anthony J. Best 06 Michele Vion07 Alan E. Douglas08 G. Larry Lawrence09 Jack B. Moore Vote FORallnominees(except asmarked) VoteWITHHELDfrom allnominees To withhold authority to vote for any individual nominee(s), mark “Vote FOR allnominees (except as marked)” and write the number(s) of the nominee(s) on the linebelow. Please mark your votes like this The Board of Directors recommends a vote FOR Proposals 2 and 3. 2. To approve, on a non-binding advisory basis, the compensation of theCompany’s named executive officers. FOR AGAINST ABSTAIN 3. To ratify the appointment of Deloitte & Touche LLP to serve as theCompany’s independent registered public accounting firm for the yearending December 31, 2022. FOR AGAINST ABSTAIN Date:SignatureAddress Change/Comments: (If you noted anyAddress Changes and/or Comments above, pleasemark box.) Please indicate if you plan to attendthis meeting Signature (if held jointly) NOTE: Please mark, date and sign this proxy card and return it in theaccompanying envelope. Please sign as your name appears hereon. If shares areregistered in more than one name, all owners should sign. If signing in a fiduciaryor representative capacity, please give full title and attach evidence of authority.Corporations please sign with full corporate name by a duly authorized officer andaffix corporate seal. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROPETRO HOLDING CORP.As a stockholder of ProPetro Holding Corp., you have the option of voting your shares electronically through the Internetor on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxiesto vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submittedelectronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time, on April 18, 2022. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone Vote Your Proxy on the Internet:www.AALVote.com/PUMPHave your proxy card availablewhen you access the abovewebsite. Follow the prompts tovote your shares. TELEPHONEVote Your Proxy byPhone: Call 1 (866) 804-9616Use any touch-tone telephone tovote your proxy. Have your proxycard available when you call.Follow the voting instructions tovote your shares MAILVote Your Proxy by Mail:Mark, sign, and date your proxycard, then detach it, and returnit in the postage-paid envelopeprovided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.